As filed with the Securities and Exchange Commission on April 7, 2020 (Registration Number 333-232737)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H/CELL ENERGY CORPORATION

(Name of registrant in its charter)

Nevada	2860	47-4823945
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3010 LBJ Freeway, Suite 1200

Dallas, TX 75234

(972) 888-6009

(Address and telephone number of principal executive offices and principal place of business)

Andrew Hidalgo, Chief Executive Officer

H/Cell Energy Corporation

3010 LBJ Freeway, Suite 1200

Dallas, TX 75234

(972) 888-6009

(Name, address and telephone number of agent for service)

Copies to:

Frederick M. Lehrer, Esquire

Frederick M. Lehrer, P. A.

flehrer@securitiesattorney1.com

(561) 706-7646

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-23273) (the “Registration Statement) of H/Cell Energy Corporation (“H/Cell”), as originally declared effective by the Securities and Exchange Commission (“SEC”) on July 31, 2019, is being filed pursuant to the undertakings in Item 17 of the Registration Statement to (i) include the information contained in H/Cell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that was filed with the SEC on March 25, 2020 and (ii) update certain other information in the Registration Statement.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All appliable registration fees were paid at the time of the original filing of the Registration Statement on July 19, 2019.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this Prospectus until the Post-Effective registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2020

PRELIMINARY POST-EFFECTIVE PROSPECTUS

Up to 700,000 Shares of Common Stock

This prospectus covers the offer and sale of up to 700,000 shares of common stock, $0.0001 par value per share of H/Cell Energy Corporation, a Nevada corporation, by GHS Investments LLC, or GHS or the Selling Stockholder.

The shares of common stock being offered by the Selling Stockholder may be issued pursuant to the equity financing agreement dated July 9, 2019, or the Purchase Agreement, that we entered into with GHS. See the “GHS Transaction” section for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding GHS. The prices at which GHS may sell the shares of common stock will be determined by the prevailing market price for the shares of common stock or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholder. We may receive up to $3,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to GHS pursuant to the Purchase Agreement after the date of this prospectus.

The Selling Stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently available for quotation on the OTCQB Market under the symbol “HCCC”. On April 6, 2020, the last reported sale price of our common stock on the OTCQB Market was $0.29 per share.

In addition, we qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 and, as such, are allowed to provide in this Prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for so long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read “Risk Factors” and “Prospectus Summary—Emerging Growth Company Status.”

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this Prospectus under “Risk Factors” beginning on page 5 of this Prospectus.

You should rely only on the information contained in this Prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated ________, 2020

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future events. When used in this Prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this Prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common stock. The Prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this Prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any distribution of securities in accordance with this Prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this Prospectus. The Prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

1

PROSPECTUS SUMMARY

This summary highlights information contained throughout this Prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this Prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire Prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this Prospectus under “Risk Factors” beginning on page 5 of this Prospectus and our financial statements and the accompanying notes beginning on page F-1 of this Prospectus. Except where the context otherwise requires, the terms, “we,” “us,” “our,” “H/Cell” or “the Company,” refer to the business of H/Cell Energy Corporation, a Nevada corporation and its wholly-owned subsidiaries.

Overview

We were formed in August 2015 to expand upon the successful implementation of a hydrogen energy system used to completely power a residence or commercial property with clean energy so that it can run independent of the utility grid and also provide energy to the utility grid for monetary credits. This system uses renewal energy as its source for hydrogen production. We believe that it is a revolutionary green-energy concept that is safe, renewable, self-sustaining and cost effective.

Market Potential

As we are one of the first providers of a hydrogen energy system for residential housing, we are creating this new market within the renewable energy sector. As a result, there is no expectation or basis for any projections of the future of this market. Since the market did not exist previously, there can only be growth, not a decline, and we are, through the use of these statistics, showing that there is a significant market opportunity for hydrogen energy in the renewable energy sector. While the statistics show that there is expected to be a significant growth in renewable energy market, we cannot provide any assurances as to how much, if any, of this market, we will be able to capture.

Technology Overview

There are great benefits to hydrogen energy. The use of hydrogen as a fuel produces no carbon dioxide or other greenhouse gases. Unlike fossil fuels, the sole emission from hydrogen fuel is chemically pure water. Hydrogen can be extracted from water using renewable energy from the sun and unlike batteries, hydrogen energy can be stored indefinitely. There is no drilling, fracking or mining required to produce hydrogen energy. We believe it is safe and efficient, and the cleanest energy source on the planet. In addition to offering this self-sustaining clean energy system using hydrogen and fuel cell technology, we offer a number of renewable energy services, such as audits of energy consumption, review of energy/tax credits available, feasibility studies, solar/battery system installation, zoning/permitting analysis, site design/preparation and restoration, system startup, testing, commissioning, maintenance and interconnection applications.

The HC-1 System

We have succeeded in developing a hydrogen energy system designed to create electricity. We call the hydrogen energy system the HC-1. The HC-1 system functions as a self-sustaining renewable energy system. It can be configured as an off grid solution for all your electricity needs or it can be connected to the grid to generate energy credits. Its production of hydrogen is truly eco-friendly, as it is not produced by the use of fossil fuels. It is a system comprised of solar, batteries, a hydrogen generator, a fuel cell and a hydrogen storage tank.

When there is sunlight, the solar produce renewable energy that charges a bank of batteries. After the batteries are fully charged, the excess electricity is then combined with water through a hydrogen generator that extracts the hydrogen from the water in a gasified state, which is safely transferred to a tank and stored for later use. If the tank is full, excess electricity is sent from the batteries to the utility grid, which results in energy credits for the system owner.

The HC-1 system is connected to the residential or commercial property. The electricity is always provided by the charged batteries. If there is no solar to charge the batteries, the system keeps the batteries fully charged by using hydrogen stored in the tank, which processed through a fuel cell, creates the electricity. As the system is able to produce hydrogen, that keeps the hydrogen tank full, it provides a continuous supply of clean energy and sustainability that is independent from the grid.

2

Each HC-1 system is custom designed to accommodate the electrical loads for an end user. The system is completely scalable. Typically, one HC-1 standard system configuration can provide 40 kWh per day, which is a sufficient amount of electricity to satisfy the daily demand of a majority of homes in the United States. If the customer is connected to the utility grid, excess energy production is transferred to the utility company, creating energy credits.

Pride Subsidiary

On January 31, 2017, we entered into a share exchange agreement (the “Exchange Agreement”) with The Pride Group (QLD) Pty Ltd., an Australian corporation (“Pride”), Turquino Equity LLC (“Turquino”) and Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust (together with Turquino, the “Pride Shareholders”).

Pride sells, designs, installs and maintains a variety of technology products in the security systems market, including commercial alarm systems, access control and video surveillance. Pride also provides annual maintenance contracts. Pride has a renewable energy division that designs, installs and maintains a variety of technology services in the clean energy market, including audits of energy consumption, review of energy and tax credits available, feasibility studies, solar/battery energy system design, zoning and permitting analysis, site design/preparation and restoration, system startup, testing and commissioning and maintenance.

PVBJ Subsidiary

On February 1, 2018, we acquired PVBJ, Inc. (“PVBJ”) of Downingtown, Pennsylvania for 444,445 shares of our common stock and $221,800 in cash, to be paid out over time from positive earnings of PVBJ. Established in 2008 and historically profitable, PVBJ is well recognized for the design, installation, maintenance and emergency service of environmental systems both in residential and commercial markets. PVBJ is now expanding into renewable energy systems.

3

The Offering

Common stock offered by the Selling Stockholder	Up to 700,000 shares of common stock we may sell to GHS under the Purchase Agreement from time to time after the date of this prospectus.

Common stock outstanding before the offering	7,651,024 shares, as of July 18, 2019.

Common stock outstanding after the offering	8,351,024 shares.

Use of proceeds	We will receive no proceeds from the sale of shares of common stock by GHS in this offering. We may receive up to $3,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to GHS pursuant to the Purchase Agreement after the date of this prospectus. Any proceeds that we receive from sales to GHS under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Symbol on the OTCQB Market	“HCCC”

Risk factors	You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this Prospectus before deciding whether or not to invest in our common stock.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

●	when we have $1.07 billion or more in annual revenues;

●	when we have at least $700 million in market value of our common units held by non-affiliates;

●	when we issue more than $1.0 billion of non-convertible debt over a three-year period; or

●	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

4

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Company and Our Business

We have a short operating history and have generated minimal revenue to date. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

We were incorporated in August 2015, have been operating for less than four years. As a result, we have a very limited operating history for you to evaluate in assessing our future prospects. We are subject to all risks inherent in a developing business enterprise. Our likelihood of continued success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the services industry and the competitive and regulatory environment in which we operate. As a new industry, there are few established companies whose business models we can follow. Similarly, there is little information about comparable companies for potential investors to review in making a decision about whether to invest in the Company.

Potential investors should consider, among other factors, our prospects for success in light of the risks and uncertainties generally encountered by companies that, like us, are in their early stages. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the Jumpstart Our Business Startups Act, or the JOBS Act, was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold unit holder advisory votes on executive compensation.

Our services have never been provided on a mass market commercial basis, and we do not know whether they will be accepted by the market.

The market for residential or commercial properties to run on hydrogen energy is a relatively new concept and the extent to which its use will be widely adopted is uncertain. To date, we are only aware of four homes, which we installed, that have been successful with this technology, and that is not a large enough market to prove our concept. If our services are not accepted by the market our financial condition will be negatively impacted. The development of a successful market for our proposed operations and our ability to implement our business plan may be affected by a number of factors, many of which are beyond our control. If our proposed operations fail to gain sufficient market acceptance, our business plans, prospects, results of operations and financial condition will be negatively impacted.

5

If hydrogen energy technology is not suitable for widespread adoption at economically attractive rates of return or if sufficient additional demand for hydrogen energy systems does not develop or takes longer to develop than we anticipate, we may not achieve significant net sales and we may be unable to obtain or sustain profitability.

In comparison to fossil fuel-based electricity generation, the hydrogen energy market is at an early stage of development. If hydrogen technology proves unsuitable for widespread adoption at economically attractive rates of return or if additional demand for hydrogen energy systems fails to develop sufficiently or takes longer to develop than we anticipate, we may be unable to grow our business or generate sufficient net sales to obtain profitability. In addition, demand for hydrogen energy systems in our targeted markets may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of hydrogen energy technology and demand for hydrogen energy systems, including the following:

●	cost-effectiveness of the electricity generated by hydrogen energy systems compared to conventional energy sources, such as natural gas and coal (which fuel sources may be subject to significant price fluctuations from time to time), and other non-solar renewable energy sources, such as solar or wind;

●	performance, reliability, and availability of energy generated by hydrogen energy systems compared to conventional and other renewable energy sources and products, particularly conventional energy generation capable of providing 24-hour, non-intermittent baseload power;

●	success of other renewable energy generation technologies, such as solar, hydroelectric, tidal, wind, geothermal, and biomass;

●	fluctuations in economic and market conditions that affect the price of, and demand for, conventional and non-solar renewable energy sources, such as increases or decreases in the prices of natural gas, coal, oil, and other fossil fuels;

●	fluctuations in capital expenditures by end-users of renewable energy systems, which tend to decrease when the economy slows and when interest rates increase; and

●	availability, substance, and magnitude of support programs including government targets, subsidies, incentives, and renewable portfolio standards to accelerate the development of the hydrogen energy industry.

The outbreak of the coronavirus may negatively impact our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial conditions. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition and results of operations.

Our business currently depends on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits and incentives would adversely impact our business.

U.S. federal, state and local government bodies provide incentives to end users, distributors, system integrators and manufacturers of renewable energy systems like ours to promote renewable energy electricity in the form of rebates, tax credits and other financial incentives such as system performance payments, payments for renewable energy credits associated with renewable energy generation and the exclusion of renewable energy systems from property tax assessments. We rely on these governmental rebates, tax credits and other financial incentives to incentivize customers to buy our HC-1 systems. However, these incentives may expire on a particular date, end when the allocated funding is exhausted or be reduced or terminated as solar energy adoption rates increase. These reductions or terminations often occur without warning.

The federal government currently offers an investment tax credit of qualified expenditures under Section 25D of the Internal Revenue Code, or the Federal ITC, for the installation of certain residential renewable energy systems, such as our HC-1 system. The credit will remain at 30% for projects that are placed in service by December 31, 2019, then decline to 26% for systems placed in service by December 21, 2020, and to 22% for systems placed in service by December 31, 2021. The credit is scheduled to expire effective January 1, 2022. This credit was previously scheduled to expire effective January 1, 2017, and there can be no assurances that it will be further extended, or if extended, that the amount of the tax credit will remain at the same levels.

Reductions in, eliminations of, or expirations of, governmental incentives could adversely impact our results of operations and ability to compete in our industry by increasing the overall cost of the HC-1 system to our customers, which would effectively reduce the size of our addressable market.

6

We rely on net metering and related policies to attract and incentivize customers to purchase our hydrogen energy systems.

Most states in the U.S. have a regulatory policy known as net energy metering, or net metering, available to customers. Net metering allows our customers to interconnect their hydrogen energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid in excess of the electric load used by the customers. At the end of the billing period, the customer simply pays for the net energy used or receives a credit at the retail rate if more energy is produced than consumed. Utilities operating in states without a net metering policy may receive hydrogen electricity that is exported to the grid when there is no simultaneous energy demand by the customer without providing retail compensation to the customer for this generation.

Our ability to sell our hydrogen energy systems and the electricity they generate may be adversely impacted by the failure to expand existing limits on the amount of net metering in states that have implemented it, the failure to adopt a net metering policy where it currently is not in place, the imposition of new charges that only or disproportionately impact customers that utilize net metering or reductions in the amount or value of credit that customers receive through net metering. Our ability to sell our HC-1 systems and our customers’ ability to sell the electricity they generate may also be adversely impacted by the unavailability of expedited or simplified interconnection for grid-tied hydrogen energy systems or any limitation on the number of customer interconnections or amount of hydrogen energy that utilities are required to allow in their service territory or some part of the grid. For example, in October 2015, the Hawaii Public Utilities Commission capped the state’s net metering program at existing levels, and in late-December 2015, the Nevada Public Utilities Commission effectively capped the state’s net metering program at existing levels and imposed additional monthly charges on customers who interconnect their renewable energy systems. In addition, utilities in some states, such as Arizona, have proposed imposing additional monthly charges on customers who interconnect renewable energy systems installed on their homes. If such charges are imposed, the cost savings associated with switching to hydrogen energy may be significantly reduced and our ability to attract future customers could be impacted.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of hydrogen energy systems that may reduce demand for our hydrogen energy systems.

Federal, state and local government regulations and policies concerning the electric utility industry, utility rate structures, interconnection procedures, internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In the United States, governments and utilities continuously modify these regulations and policies. These regulations and policies could deter potential customers from purchasing renewable energy, including our HC-1 systems. This could result in a reduction in potential demand for our hydrogen energy systems. In addition, depending on the region, electricity generated by our HC-1 systems would compete most effectively with higher priced peak-hour electricity from the electric grid, rather than the lower average price of electricity. Modifications to the utilities’ peak-hour pricing policies or rate design, such as a flat rate, would require us to lower the price of our hydrogen energy systems to compete with the price of electricity from the electric grid.

Future changes to government or internal utility regulations and policies that favor electric utilities could also reduce our competitiveness, cause a significant reduction in demand for our products and services, and threaten the economics of our existing energy contracts. For example, in October 2015, the Hawaii Public Utilities Commission capped the state’s net metering program at existing levels and net metering no longer is available to new customers. In late-December 2015, the Nevada Public Utilities Commission also effectively capped the state’s net metering program at existing levels and net metering no longer is available to new customers. In addition, Nevada’s new rules include significant additional monthly charges on customers who interconnect their solar energy systems, significant reduction in the amount of bill credit for energy generated by their solar energy system that is exported to the grid in excess of electric load used by customers, and application of the new rules to existing customers with solar energy systems.

Project development or construction activities may not be successful and proposed projects may not receive required permits or construction may not proceed as planned.

The development and construction of our proposed projects will involve various risks. Success in developing a particular project is contingent upon, among other things: (i) negotiation of satisfactory engineering, procurement and construction agreements; (ii) receipt of required governmental permits and approvals, including the right to interconnect to the electric grid on economically acceptable terms; (iii) payment of interconnection and other deposits (some of which may be non-refundable); and (iv) timely implementation and satisfactory completion of construction.

7

Successful completion of a particular project may be adversely affected by numerous factors, including: (i) delays in obtaining required governmental permits and approvals with acceptable conditions; (ii) unforeseen engineering problems; (iii) construction delays and contractor performance shortfalls; (iv) work stoppages; (v) cost over-runs; (vi) equipment and materials supply; (vii) adverse weather conditions; and (viii) environmental and geological conditions.

The hydrogen energy industry competes with both conventional power industries and other renewable power industries.

The hydrogen energy industry faces intense competition from companies in the energy industry, such as nuclear, natural gas and fossil fuels as well as other renewable energy providers, including solar, biomass and wind. Other energy sources may benefit from innovations that reduce costs, increase safety or otherwise improve their competitiveness. New natural resources may be discovered, or global economic, business or political developments may disproportionately benefit conventional energy sources. Governments may support certain renewable energy sources and not support hydrogen energy. If we cannot compete with the providers of other energy sources, it may materially and adversely affect our business, results of operations and financial condition.

To execute our overall business strategy, we will likely require additional working capital, which may not be available on terms favorable to us or at all. If additional capital is not available or is available at unattractive terms, we may be forced to delay, reduce the scope of or eliminate our operations.

We have an ambitious business plan for strong growth of our business, which will likely require us to raise additional financing to supplement our cash flows from operations to fully execute. We intend to use proceeds from our recent private placement to implement our business strategy. We believe that since we are now a public company, we will have a greater potential ability to issue stock in lieu of cash, including for acquisitions and employee retention.

We expect that we will require additional financing to execute our business strategy. To the extent we raise additional capital through the sale of equity securities, the issuance of those securities could result in dilution to our shareholders. In addition, if we obtain debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. If adequate funds are not available, we may be required to reduce our marketing and sales efforts or reduce or curtail our operations.

There can be no assurance that if we were to need additional funds to meet obligations we have incurred, or may incur in the future, that additional financing arrangements would be available in amounts or on terms acceptable to us, if at all. Furthermore, if adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy.

We face strong competition from other energy companies, including traditional and renewable providers.

Although we offer a unique solution, the energy provider business is competitive. Our competitors range in size from small companies to large multinational corporations. Our main competitors vary by region and energy services offered. We compete against other renewable energy providers that offer solar and wind, as well as traditional electricity providers. Almost all of our competitors have greater financial and other resources than we do and may be able to grow more quickly or better respond to changing business and economic conditions. Many of our competitors also have greater access to capital and we may not be able to compete successfully with them.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focuses primarily on one area of the renewable energy space, the hydrogen energy sector. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, specifically in terms of the nature of our business. As a result, we will likely be impacted more acutely by factors affecting our industry and sector in which we operate, than we would if our business were more diversified, enhancing our risk profile.

If we fail to successfully introduce new products or services, we may lose market position.

New products, product improvements, line extensions or new services will be an important factor in our sales growth. If we fail to identify emerging technological trends, to maintain and improve the competitiveness of our existing products and services or to successfully introduce new products or services on a timely basis, we may lose market position.

8

The industry in which we operate has relatively low barriers to entry and increased competition could result in margin erosion, which would make profitability even more difficult to sustain.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low. We do not have any intellectual property rights to protect our business methods and business start-up costs do not pose a significant barrier to entry. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

Our failure to attract and retain engineering personnel or maintain appropriate staffing levels could adversely affect our business.

Our success depends upon our attracting and retaining skilled engineering personnel. Competition for such skilled personnel in our industry is high and at times can be extremely intense, especially for engineers and project managers, and we cannot be certain that we will be able to hire sufficiently qualified personnel in adequate numbers to meet the demand for our services. We also believe that our success depends to a significant extent on the ability of our key personnel to operate effectively, both individually and as a group. Additionally, we cannot be certain that we will be able to hire the requisite number of experienced and skilled personnel when necessary in order to service the number of contracts we may have at a particular time, particularly if the market for related personnel is competitive. Conversely, if we maintain or increase our staffing levels in anticipation of one or more projects and the projects are delayed, reduced or terminated, we may underutilize the additional personnel, which could reduce our operating margins, reduce our earnings and possibly harm our results of operations. If we are unable to obtain a sufficient number of contracts or effectively complete such contracts due to staffing deficiencies, our revenues may decline and we may experience continued losses.

Acquisitions involve risks that could result in a reduction of our operating results, cash flows and liquidity.

We have made two acquisitions since January 1, 2017 and currently intend to grow our business substantially by making additional strategic acquisitions, although we currently have no agreements to do so. However, we may not be able to identify suitable acquisition opportunities, or may be unable to complete such acquisitions. We may pay for acquisitions with our common stock or with convertible securities, which may dilute your investment in our common stock, or we may decide to pursue acquisitions that investors may not agree with. In connection with our acquisitions, we may also agree to substantial earn-out arrangements. To the extent we defer the payment of the purchase price for any acquisition through a cash earn-out arrangement, it will reduce our cash flows in subsequent periods. In addition, acquisitions may expose us to operational challenges and risks, including:

●	the ability to profitably manage acquired businesses or successfully integrate the acquired business’ operations and financial reporting and accounting control systems into our business;

●	increased indebtedness and contingent purchase price obligations associated with an acquisition;

●	the ability to fund cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties;

●	the availability of funding sufficient to meet increased capital needs;

●	diversion of management’s attention; and

●	the ability to retain or hire qualified personnel required for expanded operations.

Completing acquisitions may require significant management time and financial resources because we may need to assimilate widely dispersed operations with distinct corporate cultures. In addition, acquired companies may have liabilities that we failed, or were unable, to discover in the course of performing due diligence investigations. We cannot assure you that the indemnification granted to us by sellers of acquired companies will be sufficient in amount, scope or duration to fully offset the possible liabilities associated with businesses or properties we assume upon consummation of an acquisition. We may learn additional information about our acquired businesses that materially adversely affect us, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business.

9

Failure to successfully manage the operational challenges and risks associated with, or resulting from, acquisitions could adversely affect our results of operations, cash flows and liquidity. Borrowings or issuances of convertible securities associated with these acquisitions may also result in higher levels of indebtedness.

Liability claims could have a material adverse effect on our operating results.

We face an inherent business risk of exposure to liability claims arising from the alleged failure of our services, including the individual components in our systems. Any material uninsured losses due to liability claims that we experience could subject us to material losses. We could be required to redesign our services if they prove to be defective. We maintain insurance against liability claims, but it is possible that our insurance coverage will not continue to be available on terms acceptable to us or that such coverage will not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant expense or adverse publicity against us, could have a material adverse effect on our business, operating results and financial condition.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of our founders, especially Andrew Hidalgo, our Chief Executive Officer, President and Chairman of the Board, Mike Strizki, our Chief Technology Officer and the developer of the hydrogen house concept and James Strizki, our Executive Vice President of Technical Services. We currently only have employment agreements with Andrew Hidalgo and Matthew Hidalgo, and any of our other executive officers are not restricted from leaving or competing against us. The loss of either of these individuals, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate these individuals, as well as other personnel, through competitive cash and equity compensation, but there can be no assurance that these programs will allow us to retain key personnel or hire new key personnel. As a result, if any member of our key personnel were to leave, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations could place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to perform our services and maintain our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could be negatively impacted. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. Our success depends in part on our maintaining high quality customer service and any failure to do so could adversely affect our business, financial condition or results of operations.

Failure to properly manage projects may result in unanticipated costs or claims.

Our project engagements may involve large scale, highly complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, in a timely manner. Any defects or errors or failure to meet customers’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, errors, mistakes or omissions in rendering services to our customers. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event of litigation.

10

We are subject to operating and litigation risks that may not be covered by insurance.

Our business operations are subject to all of the operating hazards and risks normally incidental to the implementation of systems involving combustible products, such as liquefied petroleum gases, propane, natural gas and hydrogen gas, and the generation of electricity. Accidents involving our hydrogen energy systems, including leaks, ruptures, fires, explosions, sabotage and mechanical problems, could result in substantial losses due to personal injury and/or loss of life, and severe damage to and destruction of property and equipment arising from explosions and other catastrophic events. If such accidents were to occur, we could face lawsuits from our clients alleging that we were responsible for such accidents. There can be no assurance that our insurance will be adequate to protect us from all material expenses related to future claims or that such levels of insurance will be available in the future at economical prices.

An impairment in the carrying value of goodwill or other intangible and long-lived assets could negatively affect our operating results and equity.

As of April 7, 2019, we had $698,500 of goodwill and indefinite-lived intangible assets. Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles—Goodwill and other (“ASC 350”) requires that we test these assets for impairment annually (or more frequently should indications of impairment arise) by first assessing qualitative factors and then by quantitatively estimating the fair value of each of our reporting units (calculated using a discounted cash flow method) and comparing that value to the reporting units’ carrying value, if necessary. If the carrying value exceeds the fair value, there is a potential impairment and additional testing must be performed. In performing our annual tests and determining whether indications of impairment exist, we consider numerous factors including actual and projected operating results of each reporting unit, external market factors such as market prices for similar assets and trends within our industry. We performed an annual assessment, at December 31, 2019, of the recoverability of our goodwill and indefinite-lived intangibles, noting no instances of impairment. However, future events may occur that could adversely affect the estimated fair value of our reporting units. Such events may include, but are not limited to, strategic decisions made in response to changes in economic and competitive conditions and the impact of the economic environment on our operating results. Failure to achieve sufficient levels of cash flow at our reporting units could also result in impairment charges on goodwill. If the value of the acquired goodwill is impaired, our operating results and shareholders’ equity could be adversely affected.

We also had $58,040 of definite-lived intangible assets as of April 7, 2019. FASB ASC Topic 360-10-35, (“ASC 360-10-35”) requires companies to review these assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. No such events or circumstances were identified during the year ended December 31, 2019. If similar events occur as enumerated above such that we believe indicators of impairment are present, we would test for recoverability by comparing the carrying value of the asset to the net undiscounted cash flows expected to be generated from the asset. If those net undiscounted cash flows do not exceed the carrying amount, we would perform the next step, which is to determine the fair value of the asset, which could result in an impairment charge. Any impairment charge recorded could negatively affect our operating results and shareholders’ equity.

Management has identified a material weakness in the design and effectiveness of our internal controls, which, if not remediated could affect the accuracy and timeliness of our financial reporting and result in misstatements in our financial statements.

In connection with the preparation of our annual report on Form 10-K, an evaluation was carried out by management, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 as of December 31, 2018. Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified, and that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

During the evaluation of our disclosure controls and procedures as of December 31, 2019 conducted as part of our annual audit and preparation of our annual financial statements, management conducted an evaluation of the effectiveness of the design and operations of our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective. Management determined that at December 31, 2018, we had material weaknesses which relate to (i) a lack of sufficient written policies and procedures for accounting and financial reporting, and (ii) lack of sufficient personnel in our accounting and financial functions to provide adequate segregation of duties.

11

This material weakness, which remained unremediated as of December 31, 2019, could result in a misstatement to the accounts and disclosures that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. If we do not remediate the material weakness or if other material weaknesses are identified in the future, we may be unable to report our financial results accurately or to report them on a timely basis, which could result in the loss of investor confidence and have a material adverse effect on our stock price as well as our ability to access capital and lending markets.

Risks Related to Our Common Stock

Our officers, directors and principal shareholders will own a controlling interest in our voting stock and investors will not have any voice in our management.

As of April 7, 2020, our officers, directors and principal shareholders, in the aggregate, beneficially own or control the votes of approximately 75.67% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

●	election of our board of directors;

●	removal of any of our directors;

●	amendment of our articles of incorporation or bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers or principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

We may raise capital through the sale of our securities in either private placements or a public offering, which offerings would dilute the ownership of investors in this private offering.

If our operations require additional capital in the future, we may sell additional share of our common stock and/or securities convertible into or exchangeable or exercisable for shares of our common stock. Such offerings may be in private placements or a public offering. If we conduct such additional offerings, an investor would experience dilution of his ownership of the Company.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 25,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. In addition, we have reserved 2,500,000 shares of common stock for issuance under our 2016 stock option incentive plan, of which 1,149,000 million options have been issued, 200,000 have been exercised and there are 411,250 currently exercisable. The options were issued at various prices. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will likely need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) that could be below the price an investor paid for stock.

12

There has been a limited trading market for our common stock and limited market activity to date.

Currently, our common stock is available for quotation on the OTCQB Market under the symbol “HCCC.” However, our stock only became eligible for quotation in November 2017 and prior to February 2017, there was no trading activity in our common stock and there has been limited trading activity to date. It is anticipated that there will remain a limited trading market for the common stock on the OTCQB. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

Our common stock is not actively traded, and the bid and asked prices for our common stock on the OTCQB Market may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

Our common stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is currently traded, but with very low if any, volume, based on quotations on the OTCQB Market, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. During the year ended December 31, 2019, there was an average of approximately 1,694 shares traded per trading day, with no trading on 170 of 252 trading days. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships or acquisitions of other companies;

13

●	quarterly variations in our revenues and operating expenses;

●	changes in the valuation of similarly situated companies, both in our industry and in other industries;

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

●	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

●	changes in the accounting methods used in or otherwise affecting our industry;

●	additions and departures of key personnel;

●	announcements of technological innovations or new technologies or services available to the renewable energy industry;

●	fluctuations in interest rates and the availability of capital in the capital markets; and

●	significant sales of our common stock.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our articles of incorporation give our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any lockup periods or the statutory holding period under Rule 144, or issued upon the conversion of preferred stock, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

14

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities will be limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks Related to This Offering

The sale of our common stock to GHS may cause dilution, and the sale of the shares of common stock acquired by GHS, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 9, 2019, we entered into the Purchase Agreement with GHS, pursuant to which GHS has committed to purchase up to $3,000,000 of our common stock. Upon the execution of the Purchase Agreement, we issued 30,000 commitment shares to GHS for its commitment to purchase shares of our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to GHS at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to GHS under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to GHS. Additional sales of our common stock, if any, to GHS will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to GHS all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to GHS, after GHS has acquired the shares, GHS may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to GHS by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to GHS, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

15

GHS will pay less than the then-prevailing market price for our common stock.

We will sell common stock to GHS pursuant to the Purchase Agreement at 80% of the lowest trading price of the common stock in the 10 consecutive trading days immediately preceding our delivery of a purchase notice to GHS. GHS has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If GHS sells the shares, the price of our common stock could decrease. If our stock price decreases, GHS may have a further incentive to sell the shares of our common stock that it holds and purchase additional shares to sell. These sales may have a further impact on our stock price.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by GHS. We will receive no proceeds from the sale of shares of common stock by GHS in this offering. We may receive up to $3,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to GHS pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to GHS pursuant to the Purchase Agreement will be up to $2,946,000 over an approximately 24-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to GHS under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes.

16

GHS TRANSACTION

On July 9, 2019, we entered into the Purchase Agreement and a registration rights agreement, or the Registration Rights Agreement, with GHS, pursuant to which GHS has agreed to purchase from us up to $3,000,000 in shares, or the Shares, of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, we have the right, from time to time at our sole discretion and subject to certain conditions, to direct GHS to purchase Shares on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of Shares pursuant to the Purchase Agreement will be 80% of the lowest trading price of our common stock during the 10 trading days prior to the Put (the “Pricing Period”). Such sales of common stock by us, if any, may occur from time to time, at our option, over the 24-month period commencing on the date that the registration statement, which this prospectus is a part of, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other terms and conditions of the Purchase Agreement are satisfied.

The number of Shares that we may direct GHS to purchase per Put is limited by the average daily trading volume of our common stock prior to the Put, as follows:

i.	If between zero (0) to fifteen thousand (15,000) Shares are traded on average per day during the Pricing Period, the relevant Put shall be capped to fifteen thousand (15,000) Shares;
ii.	If between fifteen thousand and one (15,001) Shares to thirty thousand (30,000) Shares are traded on average per day, the relevant Put shall be capped to thirty thousand (30,000) Shares;
iii.	If between thirty thousand and one (30,001) Shares to sixty thousand (60,000) Shares are traded on average per day, the relevant Put shall be capped to sixty thousand (60,000) Shares;
iv.	If between sixty thousand and one (60,001) Shares to one hundred and fifty thousand (150,000) Shares are traded on average per day, the relevant Put shall be capped to one hundred and fifty thousand (150,000) Shares; and
v.	If the average daily traded volume for the Pricing Period is equal to or greater than one hundred fifty thousand and one (150,001) Shares, then the relevant Put shall be limited to an amount which equals two times (2x) the average daily volume for the Shares during the Pricing Period.

In all instances, we may not sell Shares to GHS under the Purchase Agreement if it would result in GHS beneficially owning more than 4.99% of our common stock. In addition, no Put can be made in an amount that exceeds $400,000.

Pursuant to the Registration Rights Agreement, we are required to register the Shares on the Registration Statement to be filed with the SEC within 30 days after the date of the Purchase Agreement.

Additionally, on July 9, 2019, we issued 30,000 shares of common stock to GHS for entering into the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to GHS.

17

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock has been available for quotation on the OTCQB Markets under the symbol “HCCC” since November 21, 2017. The price range during the year ended December 31, 2019, was a low of $0.25 per share and a high of $1.60 per share.

On April 6, 2020, the closing sale price of our common stock, as reported by the OTC Markets, was $0.29 per share. On April 7, 2020, there were 49 holders of record of our common stock. Because certain of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

18

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;
●	contain projections of our future results of operations or of our financial condition; and
●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this Prospectus. See “Risk Factors.”

Business Overview

We were formed in August 2015 to expand upon the successful implementation of a hydrogen energy system used to completely power a residence or commercial property with clean energy so that it can run independent of the utility grid and also provide energy to the utility grid for monetary credits. This system uses renewable energy as its source for hydrogen production. It functions as a self-sustaining clean energy system using hydrogen and fuel cell technology. Its production of electricity is truly eco-friendly, as it is not produced by the use of fossil fuels. It is a revolutionary green-energy concept that is safe, renewable, self-sustaining and cost effective.

There are great benefits to hydrogen energy. The use of hydrogen as an energy source produces no carbon dioxide or other greenhouse gases. Unlike fossil fuels, the only emission from hydrogen is chemically pure water. Hydrogen can be extracted from water using renewable energy from the sun and unlike batteries, hydrogen can be stored indefinitely. There is no drilling, fracking or mining required to produce hydrogen. We believe it is safe and the most abundant and cleanest energy source on the planet. In addition to offering this self-sustaining clean energy system using hydrogen and fuel cell technology, we offer a number of renewable energy services, such as audits of energy consumption, review of energy/tax credits available, feasibility studies, solar/battery system installation, zoning/permitting analysis, site design/preparation and restoration, system startup, testing, commissioning, maintenance and interconnection applications.

We have succeeded in developing and installing hydrogen energy systems that are combined with renewable solar energy to produce clean electricity. We call the hydrogen energy system the HC-1. The HC-1 system functions as a self-sustaining renewable energy system. It can be configured as an off grid solution for all your electricity needs or it can be connected to the grid to generate energy credits. It is a system comprised of solar, batteries, a hydrogen generator, a fuel cell and a hydrogen storage tank.

When there is sunlight, the solar produce renewable energy that charges a bank of batteries. After the batteries are fully charged, the excess electricity is then combined with water through a hydrogen generator that extracts the hydrogen from the water in a gasified state, which is safely transferred to a tank and stored for later use. If the tank is full, excess electricity is sent from the batteries to the utility grid, which results in energy credits for the system owner. The electricity for the end user is always provided by the charged batteries. If there is no solar power to charge the batteries, the system keeps the batteries fully charged by using the hydrogen gas stored in the tank, which processed through a fuel cell, creates the electricity to charge the batteries. As the system is able to produce its own hydrogen gas, which keeps the tank full, it provides a continuous supply of clean energy and sustainability that is independent from the grid. Each HC-1 system is custom designed to accommodate the electrical loads for an end user. The system is completely scalable.

If a customer wishes to connect the system to the electrical grid in order to generate renewable energy credits, we obtain interconnection agreements from the local electric utility company. If the customer obtains authorization for interconnection to the utility grid, once the HC-1 system is operational, the HC-1 system owner can eliminate their electric bill and, if in a permissible state, can begin generating energy credits. In certain states, an end user receives one energy credit for each 1,000 kilowatt hours (kWh) produced through renewal energy. The customer sells these credits to a broker, who in turn sells the credits to a utility company so that the utility company can demonstrate their compliance with the regulatory obligations to reduce greenhouse gas emissions. The price per credit can vary depending on supply and demand. Many other states that may not offer an energy credit program, do offer other cash incentives for renewable energy systems.

19

On January 31, 2017, we acquired The Pride Group (QLD) Pty Ltd, an Australian company (“Pride”). Founded in 1997, Pride is a provider of security systems integration for a variety of customers in the government and commercial sector and has launched a new clean energy division to focus on the high growth renewable energy market in Asia-Pacific. On February 1, 2018, we acquired PVBJ Inc. (“PVBJ”). Established in 2008, PVBJ is a regionally recognized company that specializes in HVAC and refrigeration for commercial and residential customers. The services offered include design, installation, repair, maintenance and emergency services for environmental systems. PVBJ has a highly trained technical team that is experienced in all aspects of environmental systems. PVBJ covers the U.S. Mid-Atlantic market. PVBJ is also establishing a clean energy division so that it can offer hydrogen energy systems to its existing customer base.

Current Operating Trends

Currently, a number of technicians are licensed to install our HC-1 systems in the Mid-Atlantic region of the U.S. and Australia. In addition to recently establishing a clean energy division, Pride is a highly regarded and established company that designs, installs and maintains a variety of technology products in the security systems market. Pride also provides annual maintenance programs which amount to approximately AUD $1.7 million per annum. Pride currently generates approximately half of its revenue from government contracts and the other half from the commercial sector. Pride is a certified and licensed security systems integrator for the Queensland Government and has various government contracts in place for installation, maintenance and project services.

PVBJ is well recognized for the design, installation, maintenance and emergency service of environmental systems both in residential and commercial markets. The subsidiary has a team of technicians that can install and service a variety of HVAC and refrigeration products. PVBJ is certified and licensed in multiple states and has developed an extensive customer base. PVBJ is now expanding into clean energy systems and employs technicians that are familiar with installing environmental systems requiring electrical, plumbing and gases, which is similar to the installation of an HC-1 system.

We intend to aggressively grow our business, both organically and through strategic acquisitions. Our goal is to acquire companies with the licenses and certifications to operate in various states and countries. This will allow us to expand the geographic areas in which we can install our systems. These acquired companies will also provide us with a consistent revenue stream, a customer base for marketing our systems and technicians that can be trained to install our products and services. Initially, we intend to focus on states or countries whose government supports a regulatory standard requiring its utility companies to increase their production of electricity from renewable energy sources. This overall approach is more cost effective than the protracted nature of opening an office, hiring staff and obtaining certifications to operate in a specific geographic area. As of the date of this annual report, we have no written agreements or understandings to acquire any companies and no assurances can be given that we will identify or successfully acquire any other companies.

Results of Operations

For the years ended December 31, 2019 and 2018

Revenue and Cost of Revenue

For the year ended December 31, 2019, we had $6,817,324 of revenue and $4,854,878 of cost of revenue. Pride revenues for year ended December 31, 2019 were $3,943,528, down from $5,073,533 for the year ended December 31, 2018. This was due in large part to government and contract jobs that Pride were awarded in 2019 but pushed into 2020. PVBJ revenue for 2019 was $2,873,796, up from $2,440,854 for the year ended December 31, 2018. This was due to a large contract job performed in January 2019, new direct digital controls division that PVBJ started in 2019, along with another month of revenue in 2019 as PVBJ was acquired in February of 2018. For the year ended December 31, 2018, we had $7,546,437 of revenue and $5,532,983 of cost of revenue, of which $40,548 and $40,376, respectively, was related party.

	For the Year Ended
	December 31, 2019	December 31, 2018
Revenue by segment
Renewable systems integration	$203,394	$40,548
Non-renewable system integration	6,613,930	7,505,889
	$6,817,324	$7,546,437

20

General and Administrative Expenses

During the year ended December 31, 2019, our total operating expenses were $2,415,785. $528,283 was related to the Renewable Systems Integration segment, including corporate expenses comprised of $150,000 of gross payroll, $98,451 of accounting fees related to audit, consulting and tax costs, $80,500 in management disbursements, $58,000 of legal fees, $25,669 of dues and subscription fees, which pertained to transfer agent, press release, EDGAR fees and OTC Market annual listing fees, $23,089 of stock-based compensation, $21,084 of amortization, $16,138 of directors and officers insurance liability, $10,916 of travel and meals, $10,457 of payroll taxes, $9,313 of investor relations, $8,000 of investment banking fees, $7,846 in automobile expense and $8,820 of miscellaneous expenses.

The Non-renewable Systems Integration segment incurred general and administrative expenses during the year ended December 31, 2019 of $1,887,502, including management and administrative salaries of $892,661 along with $466,268 of other various employee expenses, such as vacation, sick time, training, workcover and retirement benefits. In addition, facilities lease and storage expense for the Pride and PVBJ offices totaled $101,627 and auto allowance and vehicle lease totaled $57,669. Insurance expense was $191,041, which related to liability and health. Other expenses included $66,892 of telecommunications, information technology and computer expense, $37,605 in licenses, tools, safety, dues and subscriptions, $13,370 in accounting and legal fees, $13,237 in meals, $10,774 in utilities, $9,350 of advertising and $27,008 in miscellaneous expenses.

We incurred $13,000 of income tax expense and other expenses totaling $258,054 for the year ended December 31, 2019, including $233,345 of interest expense – related party, $42,897 of interest expense and $18,463 change in fair value earn-out, offset by $36,651 of gain on fixed asset disposal.

During the year ended December 31, 2018, our total operating expenses were $2,446,860. $565,700 was related to the Renewable Systems Integration segment, including corporate expenses comprised of $150,000 of gross payroll, $87,560 of accounting fees related to audit, consulting and tax costs, $78,000 in management disbursements, $68,293 of stock-based compensation, $63,050 of legal fees, $30,343 of dues and subscription fees, which pertained to transfer agent, press release, EDGAR fees and OTC Market annual listing fees, $18,063 of directors and officers insurance liability, $16,877 of amortization, $12,545 of investor relations, $12,221 of travel, $10,168 of payroll taxes, and $18,580 of miscellaneous expenses.

The Non-renewable Systems Integration segment incurred general and administrative expenses during the year ended December 31, 2018 of $1,881,160, including management and administrative salaries of $827,406 along with $434,697 of other various employee expenses, such as vacation, sick time, workcover and payroll processing. In addition, facilities lease for the Pride and PVBJ offices totaled $98,593 and auto allowance totaled $61,869. Insurance expense was $178,567, which related to liability and health. Other expenses included $62,646 of professional and legal fees, including fees related to the acquisition of PVBJ, $52,950 of telecommunications, $26,012 of general office expenses, $24,155 in computer services, $23,451 of 401(k) contribution, $9,218 of meals and entertainment, $8,278 of donations and contributions, $6,814 in bank service charges, $4,502 of advertising and $62,002 of miscellaneous expenses.

We incurred $16,257 of income tax provision and other expenses totaling $104,347 for the year ended December 31, 2018, including $79,622 of interest expense – related party, $26,584 of interest expense and $15,418 change in fair value earn-out, offset by $17,277 of gain on fixed asset disposal.

As a result of the foregoing, we had net losses of $724,393 and $554,010 for the years ended December 31, 2019 and 2018.

21

Liquidity and Capital Resources

As of December 31, 2019, we had a working capital deficit of $249,147, comprised of $702,133 of accounts payables and accrued expenses, $269,746 in current line of credit, $87,897 of current operating lease liability, $80,500 of current convertible note payable, $75,743 of current finance leases payable, $47,098 of billings in excess of cost, $41,426 of income tax payable, $39,751 of sales and withholding tax payable and $27,435 of current equipment notes payable, which made up current liabilities at December 31, 2019, offset by $803,659 of accounts receivable, $277,620 of cash, $26,045 of costs in excess of billings and $15,258 of prepaid expenses.

At December 31, 2019, non-current assets included $1,373,621 in goodwill, $478,238 of property and equipment, $222,524 in right of use asset, $130,072 in deferred offering cost, $63,161 of customer list, $46,000 of a deferred tax asset and $32,233 of security deposits. Non-current liabilities included $473,770 in convertible notes payable – related party, net of discount, $307,804 in finance leases, $209,199 of earn out payable, $137,071 in operating lease liability and $72,140 of equipment notes payable.

For the year ended December 31, 2019, we used $412,196 of cash in operating activities, which represented our net loss of $724,393, $349,800 of depreciation and amortization, $279,451 change in accounts receivable, $220,055 of change in right of use liability, $23,089 of stock based compensation, $19,133 costs in excess of billings, $18,463 in change in fair value contingent consideration, $9,000 of income tax payable, $4,000 of change in deferred tax asset and $988 change in prepaid expenses, offset by $222,473 change in operating right of use asset, $204,489 change in accounts payable, $148,149 change in billings excess of cost and $36,651 gain in fixed asset disposals.

For the year ended December 31, 2018, we used $412,646 of cash in operating activities, which represented our net loss of $554,010, $146,105 of depreciation and amortization, $114,656 of billings in excess of cost, $68,293 of stock-based compensation, $28,261 of changes in accounts payable, $5,743 change in deferred tax asset, $15,418 on change in fair value contingent consideration $2,018 of prepaid expenses, $1,067 of costs in excess of billings, and $616 of bad debt expense, offset by $219,501 of changes in accounts receivables, and $17,276 of gain on the sale of assets.

For the year ended December 31, 2019, we used $6,587 of cash, in investing activities relating to the purchase of fixed assets of $244,412 and security deposits of $372, offset by $238,197 of proceeds from the disposition of property and equipment.

For the year ended December 31, 2018, we generated $24,755 of cash from investing activities relating to the purchase of fixed assets of $46,690 and security deposits of $26,922, offset by $30,408 of cash acquired in business acquisition and $67,959 of proceeds from the disposition of property and equipment.

For the year ended December 31, 2019, we generated $331,985 of cash from financing activities relating to $241,387 of proceeds from line of credit, $240,000 for the issuance of convertible debt and $40,122 proceeds from equity financing, offset by $90,000 in legal fees associated with financing transactions, $61,300 in repayments on finance leases and $38,224 in repayments of notes payable.

For the year ended December 31, 2018, we generated $324,443 of cash from financing activities, which represented $395,000 of proceeds from the issuance of convertible debt, $27,175 of net proceeds from a line of credit and $1,000 from the exercise of stock options, offset by $51,048 in repayments on capital leases and $47,684 of repayments of notes payable.

In the future we expect to incur expenses related to compliance for being a public company and travel related to visiting potential customer sites. We expect that our general and administrative expenses will increase as we expand our business development, add infrastructure and incur additional costs related to being a public company, including incremental audit fees, investor relations programs and increased professional services.

Our future capital requirements will depend on a number of factors, including the progress of our sales and marketing of our services, the timing and outcome of potential acquisitions, the costs involved in operating as a public reporting company, the status of competitive services, the availability of financing and our success in developing markets for our services. When we enter into contracts with customers, they will be required to make payments in tranches, including a payment after a contract is executed but prior to commencement of the project. We believe our existing cash, together with revenue generated by operations, will be sufficient to fund our operating expenses and capital equipment requirements for at least the next 12 months.

22

Credit Facility

On August 21, 2018, PVBJ entered into a loan and security agreement (the “Credit Agreement”) with Thermo, which was amended in March 2020. The Credit Agreement provides for a revolving line of credit in an amount not to exceed $400,000, which is evidenced by a promissory note issued by PVBJ to Thermo (the “Note”). Pursuant to the Credit Agreement, PVBJ granted a security interest to Thermo in all of its assets. In addition, pursuant to a limited recourse guaranty, Andrew Hidalgo, our Chief Executive Officer, personally guaranteed the repayment of the Credit Agreement under certain conditions.

Pursuant to the terms of the Credit Agreement, we are permitted to borrow up to $400,000 under the revolving credit line, under a borrowing base equal to the lesser of (i) or 85% of Eligible Accounts (as defined in the Credit Agreement). Borrowings under the Credit Agreement may be used for working capital and to refinance certain existing debt of PVBJ. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a debt service coverage ratio of not less than 1.15 to 1.0, a fixed charge coverage ratio of not less than 1.15 to 1.0, and maintaining a tangible net worth of at least $150,000, excluding intercompany loans. As of December 31, 2019, we were in compliance with these covenants.

The loan commitment shall expire on August 21, 2020. The interest rate applicable to revolving loans under the Credit Agreement is prime plus 5.0%, subject to a minimum interest rate of 9.5%. We paid a loan commitment fee of $7,000, of which $3,500 was paid on closing, and $3,500 was paid on the first anniversary. We will also pay a monthly monitoring fee during the term of the Credit Agreement of 0.33% of the average outstanding balance, payable monthly in arrears.

We may prepay the Note at any time and terminate the Credit Agreement. In the event that we terminate the Credit Agreement, we will pay Thermo an early termination fee equal to 4% of the pro rata portion, which pro rata portion is determined by multiplying $400,000 by the number of months prior to the second anniversary of the effective date of the Credit Agreement and then dividing that by 24.

The obligations of PVBJ under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA reportable event occurs, a change of control and a change in our financial condition that could have a material adverse effect on us.

As of December 31, 2019, we had outstanding borrowings of $269,746 under the Credit Agreement, the interest rate was 9.5%, and funds totaling $70,254 were available for borrowing under the Credit Agreement.

2019 Convertible Debenture Financing

On February 8, 2019, we entered into a securities purchase agreement (the “2019 Purchase Agreement”) with two of our directors, pursuant to which we sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (the “2019 Debentures”), convertible into shares of our common stock at a conversion price of $0.50 per share.

The 2019 Debentures, together with any accrued and unpaid interest, become due and payable on February 8, 2021 (the “2021 Maturity Date”). Interest on the 2019 Debentures accrues at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and on the 2021 Maturity Date. The 2019 Debentures are convertible into common stock at a conversion price of $0.50 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of our common stock.

2018 Convertible Debenture Financing

On January 2, 2018, we entered into a securities purchase agreement (the “2018 Purchase Agreement”) with two of our directors, pursuant to which we sold an aggregate principal amount of $400,000 in 12% Convertible Debentures (the “2018 Debentures”), originally convertible into shares of our common stock at a conversion price of $0.75 per share.

The 2018 Debentures, together with any accrued and unpaid interest, were originally due and payable on January 2, 2020 (the “2020 Maturity Date”). Interest on the 2018 Debentures accrues at the rate of 12% per annum, payable monthly in cash, beginning on February 1, 2018 and on the 2020 Maturity Date. The 2018 Debentures are convertible into common stock at a conversion price of $0.75 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of our common stock.

23

On February 8, 2019, we entered into amendments (the “First Amendments”) with the holders of the 2018 Debentures. Pursuant to the First Amendments, the conversion price of the 2018 Debentures was reduced from $0.75 to $0.50, and the interest rate on the 2018 Debentures was reduced from 12% to 10%. On January 3, 2020, we entered into amendments (the “Second Amendments”) with the holders of the 2018 Debentures. Pursuant to the Second Amendments, the 2020 Maturity Date was extended until February 8, 2021.

Equity Financing Agreement

On July 9, 2019, we entered into an equity financing agreement (the “Equity Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS has agreed to purchase from us up to $3,000,000 in shares (the “Shares”) of our common stock, subject to certain limitations and conditions set forth in the Equity Purchase Agreement. Additionally, we issued 30,000 shares to GHS as a commitment fee.

Under the Equity Purchase Agreement, we have the right, from time to time at our sole discretion and subject to certain conditions, to direct GHS to purchase shares of common stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of shares of common stock pursuant to the Equity Purchase Agreement will be 80% of the lowest trading price of the common stock during the 10 trading days prior to the Put (the “Pricing Period”). Such sales of common stock by us, if any, may occur from time to time, at our option, over the 24-month period commencing on July 31, 2019.

The number of Shares that we may direct GHS to purchase per Put is limited by the average daily trading volume of the common stock prior to the Put, as follows:

i.	If between zero (0) to fifteen thousand (15,000) Shares are traded on average per day during the Pricing Period, the relevant Put shall be capped to fifteen thousand (15,000) Shares;
ii.	If between fifteen thousand and one (15,001) Shares to thirty thousand (30,000) Shares are traded on average per day, the relevant Put shall be capped to thirty thousand (30,000) Shares;
iii.	If between thirty thousand and one (30,001) Shares to sixty thousand (60,000) Shares are traded on average per day, the relevant Put shall be capped to sixty thousand (60,000) Shares;
iv.	If between sixty thousand and one (60,001) Shares to one hundred and fifty thousand (150,000) Shares are traded on average per day, the relevant Put shall be capped to one hundred and fifty thousand (150,000) Shares; and
v.	If the average daily traded volume for the Pricing Period is equal to or greater than one hundred fifty thousand and one (150,001) Shares, then the relevant Put shall be limited to an amount which equals two times (2x) the average daily volume for the Shares during the Pricing Period.

In all instances, we may not sell shares of our common stock to GHS under the Equity Purchase Agreement if it would result in GHS beneficially owning more than 4.99% of our common stock. In addition, no Put can be made in an amount that exceeds $400,000. As of March 24, 2020, we have sold an aggregate of 188,250 shares of our common stock to GHS under the Equity Purchase Agreement for aggregate net proceeds of $59,949.

2019 Convertible Note Financing

On October 17, 2019, we entered into a securities purchase agreement with FirstFire Global Opportunities Fund LLC (“FirstFire”), an unrelated third party, pursuant to which, we sold a $110,000 principal amount convertible note (the “2019 Note”) to FirstFire for gross proceeds of $100,000, with an original discount issuance of $10,000. The transaction closed on October 23, 2019 upon receipt of the funds from FirstFire.

The 2019 Note will mature on October 17, 2020 and will bear interest at the rate of 8% per annum, which interest will be payable on the maturity date or any redemption date and may be paid, in certain conditions, through the issuance of common shares, at our discretion. We make a monthly principal payment to FirstFire of $6,000 on the 17th day of each month, which started November 17, 2019. We also have the right, at any time, to repay all or a part of the 2019 Note, on at least one prior business days’ notice, in an amount equal to 115% of the principal being repaid, plus any accrued but unpaid interest on the principal amount being repaid.

The 2019 Note will be convertible into our common stock at a conversion price of $0.50 per share (the “Fixed Conversion Price”) at the discretion of the holder. At no time will FirstFire be entitled to convert any portion of the 2019 Note to the extent that after such conversion, FirstFire (together with its affiliates) would beneficially own more than 4.99% of our outstanding common stock as of such date. The 2019 Note contains standard anti-dilution protection.

24

The 2019 Note includes customary event of default provisions, and provides for a default interest rate of 15%. Upon the occurrence of an event of default, FirstFire may require us to redeem all or any portion of the 2019 Note (including all accrued and unpaid interest), in cash, at a price equal to the product of (A) the amount to be redeemed multiplied by (B) 125%. In addition, upon an event of default, the conversion price would be the lower of (i) the Fixed Conversion Price or (ii) 75% of the lowest closing price of our common stock during the 10 trading days prior to the conversion date.

2020 Convertible Note Financing

On January 15, 2020, we entered into a securities purchase agreement with FirstFire pursuant to which, we sold a $85,250 principal amount convertible note (the “2020 Note”) to FirstFire for gross proceeds of $77,500, with an original discount issuance of $7,750. The transaction closed on January 16, 2020 upon receipt of the funds from FirstFire.

The 2020 Note will mature on January 15, 2021 and will bear interest at the rate of 8% per annum, which interest will be payable on the maturity date or any redemption date and may be paid, in certain conditions, through the issuance of common shares, at our discretion. We make a monthly principal payment to FirstFire of $4,500 on the 15th day of each month, which started February 15, 2020. We also have the right, at any time, to repay all or a part of the 2020 Note, on at least one prior business days’ notice, in an amount equal to 115% of the principal being repaid, plus any accrued but unpaid interest on the principal amount being repaid.

The 2020 Note will be convertible into our common stock at the Fixed Conversion Price at the discretion of the holder. At no time will FirstFire be entitled to convert any portion of the 2020 Note to the extent that after such conversion, FirstFire (together with its affiliates) would beneficially own more than 4.99% of our outstanding common stock as of such date. The 2020 Note contains standard anti-dilution protection.

The 2020 Note includes customary event of default provisions, and provides for a default interest rate of 15%. Upon the occurrence of an event of default, FirstFire may require us to redeem all or any portion of the 2020 Note (including all accrued and unpaid interest), in cash, at a price equal to the product of (A) the amount to be redeemed multiplied by (B) 125%. In addition, upon an event of default, the conversion price would be the lower of (i) the Fixed Conversion Price or (ii) 75% of the lowest closing price of our common stock during the 10 trading days prior to the conversion date.

Critical Accounting Policies

Please refer to Note 2 in the accompanying financial statements for our policies.

Recent Accounting Pronouncements

Please refer to Note 19 in the accompanying financial statements.

Management does not believe there would have been a material effect on the accompanying financial statements had any other recently issued, but not yet effective, accounting standards been adopted in the current period.

BUSINESS

Overview

We were formed in August 2015 to expand upon the successful implementation of a hydrogen energy system used to completely power a residence or commercial property with clean energy so that it can run independent of the utility grid and also provide energy to the utility grid for monetary credits. This system uses renewal energy as its source for hydrogen production. We believe that it is a revolutionary green-energy concept that is safe, renewable, self-sustaining and cost effective.

Market Potential

According to the International Energy Agency’s World Energy Outlook 2019, renewable energy will become the leading source of primary energy consumption by 2050. During that time, the market share of renewable energy is expected to rise from its current 15% to 30%. This rapid growth in the use of renewable energy is led by continued expansion in renewable energy technology, the need to lessen dependency on fossil fuel energy, grid-based vulnerabilities and the battle against global warming.

As we are one of the first providers of a hydrogen energy system for residential housing, we are creating this new market within the renewable energy sector. As a result, there is no expectation or basis for any projections of the future of this market. Since the market did not exist previously, there can only be growth, not a decline, and we are, through the use of these statistics, showing that there is a significant market opportunity for hydrogen energy in the renewable energy sector. While the statistics show that there is expected to be a significant growth in renewable energy market, we cannot provide any assurances as to how much, if any, of this market, we will be able to capture.

Technology Overview

There are great benefits to hydrogen energy. The use of hydrogen as a fuel produces no carbon dioxide or other greenhouse gases. Unlike fossil fuels, the sole emission from hydrogen fuel is chemically pure water. Hydrogen can be extracted from water using renewable energy from the sun and unlike batteries, hydrogen energy can be stored indefinitely. There is no drilling, fracking or mining required to produce hydrogen energy. We believe it is safe and efficient, and the cleanest energy source on the planet. In addition to offering this self-sustaining clean energy system using hydrogen and fuel cell technology, we offer a number of renewable energy services, such as audits of energy consumption, review of energy/tax credits available, feasibility studies, solar/battery system installation, zoning/permitting analysis, site design/preparation and restoration, system startup, testing, commissioning, maintenance and interconnection applications.

25

The HC-1 System

We have succeeded in developing a hydrogen energy system designed to create electricity. We call the hydrogen energy system the HC-1. The HC-1 system functions as a self-sustaining renewable energy system. It can be configured as an off grid solution for all your electricity needs or it can be connected to the grid to generate energy credits. Its production of hydrogen is truly eco-friendly, as it is not produced by the use of fossil fuels. It is a system comprised of solar, batteries, a hydrogen generator, a fuel cell and a hydrogen storage tank.

When there is sunlight, the solar produce renewable energy that charges a bank of batteries. After the batteries are fully charged, the excess electricity is then combined with water through a hydrogen generator that extracts the hydrogen from the water in a gasified state, which is safely transferred to a tank and stored for later use. If the tank is full, excess electricity is sent from the batteries to the utility grid, which results in energy credits for the system owner.

The HC-1 system is connected to the residential or commercial property. The electricity is always provided by the charged batteries. If there is no solar to charge the batteries, the system keeps the batteries fully charged by using hydrogen stored in the tank, which processed through a fuel cell, creates the electricity. As the system is able to produce hydrogen, that keeps the hydrogen tank full, it provides a continuous supply of clean energy and sustainability that is independent from the grid.

Each HC-1 system is custom designed to accommodate the electrical loads for an end user. The system is completely scalable. Typically, one HC-1 standard system configuration can provide 40 kWh per day, which is a sufficient amount of electricity to satisfy the daily demand of a majority of homes in the United States. If the customer is connected to the utility grid, excess energy production can be transferred to the utility company at market rates. Energy credits for production alone are also available in some states.

26

We are an integrator of technology, so we do not manufacture any of the components of our HC-1 system. All components are purchased from various suppliers. We do not have any formal relationships with any suppliers as all of the components are readily available off-the-shelf from a number of various suppliers. As such, when we need to obtain components, we are able to source such components at that time and at the best available price.

Each project is customized to meet the particular needs of the client. Various factors, including the size of the residence or commercial property, the amount of electricity needed to be generated and the amount of solar availability, all impact the price charged on a project.

All project work is performed to specifications that meet local utility requirements as well as domestic and international building codes. Once the system is operational, we remotely receive data to monitor its performance and energy efficiency to confirm the system is functioning as expected. We will also provide any additional maintenance required at standard labor rates. Each of the components has a manufacturer’s warranty that is at least one year in duration. If components need to be replaced after the one year workmanship warranty, we will secure replacement components, under warranty if possible, and we will install at our standard labor rates.

Growth Strategy

We intend to aggressively grow our business, both organically and through strategic acquisitions. We intend to continue to acquire companies with licensed contractors in various states and regions, which will allow us to expand the territories in which we can build our systems. These acquired companies will also provide us with a consistent revenue stream, a customer base for marketing our HC-1 systems and technicians that can be trained to design and install our systems.

Pride Subsidiary

On January 31, 2017, we entered into a share exchange agreement (the “Exchange Agreement”) with The Pride Group (QLD) Pty Ltd., an Australian corporation (“Pride”), Turquino Equity LLC (“Turquino”) and Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust (together with Turquino, the “Pride Shareholders”). Pursuant to the Exchange Agreement, we acquired all of the issued and outstanding capital stock of Pride from the Pride Shareholders in exchange for an aggregate of 3,800,000 shares of our common stock. Andrew Hidalgo and Matthew Hidalgo, our Chief Executive Officer and Chief Financial Officer, respectively, are each a managing partner of Turquino.

Pride sells, designs, installs and maintains a variety of technology products in the security systems market, including commercial alarm systems, access control and video surveillance. Pride also provides annual maintenance contracts. The division generates approximately half of its revenue from government contracts and the other half from the commercial sector. Pride has recurring annual maintenance revenue of close to AUD $1.7 million. Pride is a certified security systems integrator for the Queensland Government and has various government contracts in place for installation, maintenance and project services. Pride also works with a number of general contractors as a subcontractor for security systems integration.

Pride has a renewable energy division that designs, installs and maintains a variety of technology services in the clean energy market, including audits of energy consumption, review of energy and tax credits available, feasibility studies, solar/battery energy system design, zoning and permitting analysis, site design/preparation and restoration, system startup, testing and commissioning and maintenance. The division has a significant bid list and has begun to generate limited revenue for renewable energy systems focusing on the residential, commercial and government sectors.

27

PVBJ Subsidiary

On February 1, 2018, we acquired PVBJ Inc. (“PVBJ”) for 444,445 shares of our common stock with a fair value of $1,177,779 and $221,800 in earn-out liability. Established in 2008 and historically profitable, PVBJ is well recognized for the design, installation, maintenance and emergency service of environmental systems both in residential and commercial markets. PVBJ is now expanding into renewable energy systems. PVBJ has an extensive and notable customer base.

Competition

Given the increasing focus on renewable energy to offset the environmental problems caused by fossil fuels, the renewable energy industry is highly competitive, and rapidly evolving. Our major competitors include leading global companies, and other regional and local energy providers.

In the markets where we plan to conduct business, we will compete with many energy producers including electric utilities and large independent power producers. There is also competition from fossil fuel sources such as natural gas and coal, and other renewable energy sources such as solar and wind. The competition depends on the resources available within the specific markets. However, we believe that our system allows us to compete favorably with traditional utilities and other renewable energy systems in the regions we service.

Although the cost to produce clean, reliable, renewable energy is becoming more competitive with traditional fossil fuel sources, it generally remains more expensive to produce, and the reliability of its supply is less consistent than traditional fossil fuel. Deregulation and consumer preference are becoming important factors in increasing the development of renewable energy projects.

However, as a company with only a short operating history, substantially all of our competitors have advantages over us in terms of greater operational, financial, technical, management or other resources in particular markets or in general. While hydrogen energy has certain advantages when compared to other power generating technologies, it is one of the newer and less established methods of renewable energy and therefore currently has less market acceptance.

Governmental Regulation

We are subject to laws and regulations affecting our operations in a number of areas. These U.S. and foreign laws and regulations affect the Company’s activities which include, but are not limited to, the areas of zoning, permitting, labor, advertising, consumer protection, real estate, billing, quality of services, intellectual property and ownership and infringement, tax, import and export requirements, anti-corruption, foreign exchange controls and cash repatriation restrictions, data privacy requirements, anti-competition, environmental, and health and safety. In the U.S., our operations are subject to stringent and complex federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended, or OSHA, and comparable state laws that protect and regulate employee health and safety. We expend resources to maintain compliance with OSHA requirements and industry best practices.

Regulatory Matters

If a customer wishes to connect our system to the electrical grid in order to generate energy credits, the customer needs to obtain interconnection agreements from the applicable local primary electricity utility. Prior to an installation of the HC-1 system, on behalf of the customer, we will submit an interconnection application with the local public utility company to become a certified renewable energy generator. Approval of the application is based on a balance of historical consumption and the amount of renewable energy to be produced. In almost all cases, interconnection agreements are standard form agreements that have been pre-approved by the local public utility commission or other regulatory body with jurisdiction over interconnection. As such, no additional regulatory approvals are required once interconnection agreements are signed. In our experience, there has not been any cost involved in obtaining an interconnection agreement, but as the requirements are determined on a local basis, it may be possible that some nominal costs are involved in connection with the process.

Government Incentives

We intend to focus on states or countries whose government supports a regulatory standard requiring its utility companies to increase their production of energy from renewable energy sources. These governments have established various incentives and financial mechanisms to accelerate and promote the use of renewable energy sources. If the customer obtains an interconnection agreement from the applicable local primary electricity utility, once the HC-1 system is operational, the HC-1 system end user can eliminate their electric bill and, if in a permissible state, can begin generating energy credits.

28

Employees

As of April 7, 2020, we had 46 full time employees, of which 26 worked for Pride, 16 for PVBJ, and four at corporate. We plan to hire employees on an as-needed basis. None of our employees are represented by a labor union, and we believe that our relations with our employees are good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 3010 LBJ Freeway, Suite 1200, Dallas, TX 75234. Our telephone number at that office is (972) 888-6009. Our office is in a shared office space provider, for which we entered into a one-year lease in January 2019 at a cost of $120 per month and currently the lease is month-to-month. Our Pride main office is located at 1/36 Kerryl Street Kunda Park, Queensland Australia at a cost of $2,640 and our PVBJ office located at 141 Robbins Road Suite 100 Downingtown, PA United States at a cost of $1,430 a month.

We believe that our existing facilities are suitable and adequate to meet our current business requirements. We maintain various websites and the information contained on those websites is not deemed to be a part of this annual report.

. We maintain various websites and the information contained on those websites is not deemed to be a part of this prospectus.

29

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

30

MANAGEMENT

The names of our executive officers and directors and their age, title, and biography as of April 7, 2020 are set forth below:

Name	Age	Position Held with our Company	Date First Elected or Appointed
Andrew Hidalgo	63	Chief Executive Officer, President, Chairman of the Board and Director	August 17, 2015

Matthew Hidalgo	37	Chief Financial Officer, Treasurer and Secretary	August 17, 2015

Mike Strizki	62	Chief Technology Officer	August 17, 2015

James Strizki	36	Executive Vice President of Technical Services	August 17, 2015

Paul V. Benis, Jr.	48	Executive Vice President	February 1, 2018

Michael A. Doyle	65	Director	April 3, 2017

Charles F. Benton	69	Director	April 3, 2017

Business Experience

The following is a brief account of the education and business experience of each director and executive officer of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Andrew Hidalgo – Chief Executive Officer, President, Chairman of the Board and Director.

Andy is responsible for strategic direction, business development and investor relations. Andy has over 25 years of experience in business planning, operations, mergers, acquisitions, financing, corporate governance and SEC compliance. Andy has been a Managing Partner at Turquino Equity LLC (“Turquino”) since its formation in August 2013. Turquino is a global investment firm that focuses on private equity investments, mergers and acquisitions. Andy founded WPCS International Incorporated (“WPCS”), a NASDAQ-listed, design-build engineering services company, and served as Chairman, CEO and President between November 2001 and July 2013. WPCS raised over $40 million of equity financing and acquired 19 companies on three continents during Andy’s tenure. Andy also has prior experience included operational and business development roles with 3M, Schlumberger and General Electric, where he was also a member of the corporate business development committee. Andy’s significant executive leadership experience was instrumental in his selection as a member of the board of directors.

Matthew Hidalgo – Chief Financial Officer, Treasurer and Secretary.

Matt is responsible for financial management and operations. Matt has over 10 years of experience in finance, accounting, operations, restructuring and the integration of acquisitions. Matt has been a Managing Partner at Turquino since its formation in August 2013. Between February 2010 and December 2013, he was the controller and operations manager for WPCS International – Trenton, Inc., WPCS’ largest subsidiary, managing over $30 million in annual revenue. Between February 2008 and February 2010, Matt managed accounting functions for several Australian subsidiaries of WPCS. After graduating Pennsylvania State University with a B.S. in Accounting, he began his career as an accountant for PriceWaterhouse Coopers LLP, where he focused on preparing financial statements and partnership allocations for hedge funds and private equity firms.

Mike Strizki – Chief Technology Officer.

Mike is responsible for research and development. Developer of the concept, Mike converted his own home to run on solar-hydrogen power in 2006. This included a hydrogen vehicle fueling station. The home serves as the flagship prototype for his accomplishments. Mike founded Renewable Energy Holdings LLC, or REH, a project management firm, in July 2008 and remains its sole managing member. Mike has served as the executive director of the Hydrogen House Project, a non-profit organization focused on the development of an affordable solar hydrogen energy system for residential and commercial properties, since Mike founded it in 2003. Between 1983 and 1999, Mike worked for the New Jersey Department of Transportation, where he developed two fuel cell vehicles for the state. Previously, he has assisted in the development of the Peugeot Fuel Cell Fire Engine and the Duffy Fuel Cell Electric Boat. Mike has obtained several patents for his prior work, which patents do not relate to our operations.

31

James Strizki – Executive Vice President of Technical Services

James is responsible for outlining the project scope, generating quotes, project management, site permits and system implementation. He manages our technical resources in assuring a high quality and efficient installation that meets the customer’s expectations. After graduating Rutgers University in 2006 with a degree in Civil Engineering, James worked for the New Jersey Department of Transportation between July 2006 and October 2011 as a project engineer focused on the structural evaluation of transportation infrastructure. Since October 2011, James has been the vice president of operations of REH, where his responsibilities encompassed CADD design, solar array layouts and vendor management. James holds a Professional Engineering License and a Home Inspection License. James’ significant experience with our HC-1 system was instrumental in his selection as a member of the board of directors.

Paul V. Benis, Jr. – Executive Vice President

With over 20 years of experience in the design and implementation of environmental systems, Mr. Benis is responsible for the management of designated subsidiaries. He has served as President of PVBJ Inc. since founding it in July 2008, which is an environmental systems integrator. Prior to establishing PVBJ, Mr. Benis held operation and management positions with Mauger & Company and Reedy Industries, where his focus covered project management, service operations and business development. Mr. Benis received his certification in environmental systems from Technical Careers Institute, Windsor, Connecticut.

Michael A. Doyle – Director

For over 25 years, Mr. Doyle was a key executive for Comcast Corporation where he was the President of the largest division of the multi-billion dollar Comcast Cable group representing over 18,000 employees. Mr. Doyle has been recognized by the National Cable Television Association with induction into its prestigious Cable Pioneers organization. He has also served as chairman of the management board for New England Cable News. Mr. Doyle has received the Distinguished Communications Award for Excellence in Journalism from the International Association of Business Communicators. Mr. Doyle received his B.A. from Drew University where he is also a member of their Athletic Hall of Fame.

Charles F. Benton – Director

Mr. Benton has over 30 years of experience in finance, operations and business development with major corporations. Formerly, he directed the distribution services and supply chain for Ascena Retail Group, Inc. which is a leading national specialty retailer of women’s apparel operating over 1,800 retail stores in the United States. Mr. Benton also worked 20 years for Consolidated Rail Corporation (CONRAIL) where he was responsible for finance, operations and business development. Between July 2012 and January 2018, Mr. Benton served as a director of, and chaired the audit committee of, DropCar, Inc. (formerly, WPCS International Incorporated), and served as the chairman of the Board between August 2015 and January 2018. Mr. Benton is a graduate of St. Joseph’s University with a B.S. degree in Accounting.

Family Relationships

Matthew Hidalgo is the son of Andrew Hidalgo and James Strizki is the son of Mike Strizki.

Board Independence and Committees

We are not required to have any independent members of the Board of Directors. The board of directors has determined that (i) Andrew Hidalgo has a relationship with the company which, in the opinion of the board of directors, would not allow him to be considered as an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.

As of the date of this annual report, we do not have any active Board committees and the Board as a whole carries out the functions of audit, nominating and compensation committees. We expect our Board of Directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange. In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

32

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics is incorporated by reference as an exhibit.

Involvement in Certain Legal Proceedings

Our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 11 – EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and one other highest paid individual whose total annual salary and bonus exceeded $100,000 for fiscal years 2019 and 2018.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other ($)		Total ($)
Andrew Hidalgo	2019	-	-	-	-	80,500	(1)	80,500
Chief Executive Officer	2018	-	-	-	-	78,000	(1)	78,000

Matthew Hidalgo	2019	150,000	-	-	-	-		150,000
Chief Financial Officer	2018	150,000	-	-	-	-		150,000

(1)	Represents management fees paid to Turquino Equity LLC, of which Messrs. Hidalgo are managing partners.

Option/SAR Grants in Fiscal Year Ended December 31, 2019

None.

33

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2019.

Name	Number of Securities underlying Unexercised Options (#) Exercisable (1)	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date

Andrew Hidalgo	100,000	100,000	$0.01	3/10/2026

Matthew Hidalgo	100,000	100,000	$0.01	3/10/2026

James Strizki	100,000	100,000	$0.01	3/10/2026

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

On September 1, 2017, we entered into employment agreements (the “Agreements”) with Andrew Hidalgo to serve as our President and Chief Executive Officer and Matthew Hidalgo to serve as our Chief Financial Officer. The Agreements are effective as of the date that Messrs. Hidalgo and Hidalgo, either directly or indirectly (including through Turquino Equity LLC and any other entity affiliated with Messrs. Hidalgo and Hidalgo) are no longer entitled to receive compensation from The Pride Group (Qld) Pty Ltd., a wholly-owned subsidiary, or any other subsidiary, direct or indirect, of our company. Effective January 2018, Mr. Matthew Hidalgo started to receive salary, while Mr. Andrew Hidalgo continues to receive compensation through Turquino Equity LLC.

The Agreements have a term of five years. Upon each one year anniversary, the Agreements will automatically renew for another five years from the anniversary date. The base salary under the Agreements is $156,000 and $150,000 per annum for Andrew Hidalgo and Matthew Hidalgo, respectively, however Andrew Hidalgo was only paid $80,500 and $78,000 in management disbursements through Turquino Equity for the years ended 2019 and 2018, respectively. In addition, Messrs. Hidalgo and Hidalgo are entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time.

Director Compensation

In September 2019, 25,000 options were granted to each of our independent directors, Michael Doyle and Charles Benton, with such options vesting a year from issuance, having an exercise price of $0.75, and exercisable for five years from the date of issuance.

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 7, 2020:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o H/Cell Energy Corporation, 3010 LBJ Freeway, Suite 1200 Dallas, TX 75234.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)
Andrew Hidalgo	Common Stock	4,290,000	(3)	50.43%
Matthew Hidalgo	Common Stock	3,740,000	(4)	47.00%
Paul Benis	Common Stock	448,445	(5)	5.78%
James Strizki	Common Stock	850,000	(6)	10.82%
Mike Strizki	Common Stock	750,000		9.67%
Charles Benton	Common Stock	57,400	(6)	*
Michael Doyle	Common Stock	406,617	(7)	4.99%
Officers and Directors as a Group (7 persons)	Common Stock	7,002,462	(8)	75.67%

Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust	Common Stock	760,000		9.80%
Turquino Equity LLC (9)	Common Stock	3,540,000		45.64%
Karim Rezaul (10)	Common Stock	726,316	(11)	9.36%
Benis Holdings LLC (12)	Common Stock	444,445		5.73%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 24, 2020 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 7,757,024 shares of common stock issued and outstanding as of April 7, 2020.

(3) Includes (i) 550,000 shares of common stock issuable upon conversion of two outstanding convertible debentures, (ii) 200,000 shares of common stock underlying options which are currently exercisable and (iii) 3,540,000 shares of common stock owned by Turquino Equity LLC. Andrew Hidalgo, as a Managing Partner of Turquino Equity, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

(4) Represents (i) 200,000 shares of common stock underlying options which are currently exercisable and (ii) 3,540,000 shares of common stock owned by Turquino Equity LLC. Matthew Hidalgo, as a Managing Partner of Turquino Equity, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

(5) Includes 444,445 shares of common stock owned by Benis Holdings LLC. Paul Benis, as Managing Member of Benis Holdings LLC, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

(6) Includes 50,000 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(7) Includes (i) 50,000 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days and (ii) 341,617 shares of common stock issuable upon conversion of two outstanding convertible debentures. The number of shares that may be beneficially owned under the convertible debentures is subject to a 4.99% beneficial ownership limitation provision in the convertible debentures, and as such, the total number of shares issuable upon conversion of the convertible debentures is greater than the number of shares beneficially owned.

35

(8) Includes (i) 891,617 shares of common stock issuable upon conversion of outstanding convertible debentures, (ii) 600,000 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days, (iii) 3,540,000 shares of common stock owned by Turquino Equity LLC, and (iv) 444,445 shares of common stock owned by Benis Holdings LLC.

(9) Andrew Hidalgo and Matthew Hidalgo, as Managing Partners of Turquino Equity, have voting and dispositive power over the shares held by such entity, and are therefore deemed beneficial owners of such shares.

(10) The mailing address for this shareholder is 8 Harmony School Road, Flemington, NJ 08822.

(11) Includes 526,316 shares of common stock held by Reza Enterprises. Rezaul Karim, as Chief Executive Officer of Reza Enterprises, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

(12) Paul Benis, as Managing Member of Benis Holdings LLC, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

In June 2016, we entered into a contract with Rezaul Karim, one of our former directors, for the installation of an HC-1 system. The system installation was complete pending any change orders as of December 31, 2018 and generated $31,789 of revenue for the year ended December 31, 2018. We subcontracted the installation of the system to Renewable Energy Holdings LLC (“REH”), a company owned by Mike Strizki, one of our executive officers. James Strizki, one of our executive officers, is vice president of operations at REH. Costs incurred for REH were $31,617 for the year ended December 31, 2018.

In September 2018, we entered into a contract with Steve Mullane, the Executive General Manager of Pride, for a solar installation. The system installation was complete as of December 31, 2018 and generated $8,759 of revenue in 2018 along with costs of $8,333.

On January 31, 2017, we entered into a share exchange agreement (the “Exchange Agreement”) by and among us, Pride, Turquino Equity LLC (“Turquino”) and Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust (the “Mullane Trust” and together with Turquino, the “Pride Shareholders”). Andrew Hidalgo and Matthew Hidalgo, our Chief Executive Officer and Chief Financial Officer, respectively, are each a managing partner of Turquino. During 2017, Turquino had an arrangement with Pride for a monthly management fee of AUD $20,000. Effective January 2018, Turquino amended its arrangement with Pride to now pay the management fee directly to the Company from which the Company pays Turquino $6,500 USD per month (from which Mr. Andrew Hidalgo continues to receive compensation), and Mr. Matthew Hidalgo started to receive salary directly from us.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our articles of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our company, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 25,000,000 shares of our common stock, par value $0.0001 per share. As of April 7, 2020, there were 7,788,524 shares of our common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.0001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Options

As of April 7, 2020, there are an aggregate of 698,500 options to purchase shares of our common stock issued and outstanding at a weighted-average exercise price of $0.96 per share.

Convertible Securities

As of April 7, 2020, we have an aggregate of $1,100,000 principal amount of convertible debentures outstanding, which are convertible into shares of common stock at a conversion price of $0.50 per share.

Warrants

None.

36

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against the Company or the Company’s directors or officers unless the Company joins or consents to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended and Restated Articles of Incorporation provides a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

37

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the Selling Stockholder, GHS. The common stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to GHS. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

38

GHS has represented to us that at no time prior to the Purchase Agreement has GHS or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. GHS agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by GHS.

Our common stock is available for quotation on the OTCQB Market under the symbol “HCCC”.

39

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholder, GHS, of shares of our common stock that may be issued to GHS pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with GHS on July 9, 2019 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by GHS of the shares of our common stock that may be issued to GHS under the Purchase Agreement.

GHS, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to GHS under the Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder, and reflects its holdings as of July 18, 2019. Neither GHS nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 7,757,024 shares of our common stock actually outstanding as of April 7 , 2020.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
GHS Investments LLC (1)	30,000 (2)		*(3)	700,000 (4)		*(5)

* Represents less than 1%

(1)	The address of the principal business office of GHS is 420 Jericho Turnpike, Suite 102, Jericho, NY 11753. Voting and dispositive power with respect to the shares owned by GHS is exercised by Sarfraz Hajee, Matt Schissler, and Mark Grober.

(2)	Represents shares of our common stock issued to GHS upon our execution of the Purchase Agreement. We have excluded from the number of shares beneficially owned by GHS prior to the offering all of the additional shares of common stock that GHS may be required to purchase pursuant to the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of GHS’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to GHS are subject to certain limitations on the amounts we may sell to GHS at any time, including Beneficial Ownership Cap. See the description under the heading “GHS Transaction” for more information about the Purchase Agreement.

(3)	Based on 7,651,024 outstanding shares of our common stock as of July 18, 2019.

(4)	Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to GHS, only 700,000 shares of our common stock are being offered under this prospectus, which represents shares of our common stock that may be sold by us to GHS from time to time over the commitment period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to GHS pursuant to the Purchase Agreement, we may need to sell to GHS under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $3,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by GHS is dependent upon the number of shares we sell to GHS under the Purchase Agreement.

(5)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the Selling Stockholder is under no obligation to sell any shares of common stock at this time.

40

LEGAL MATTERS

Sichenzia Ross Ference LLP, New York, New York has issued an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Ference LLP is the beneficial owner of 10,000 shares of our common stock.

EXPERTS

The financial statements of our company included in this Prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman, P.A. independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this Prospectus. The registration statement contains additional information about us and the shares of common stock that we are offering in this Prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information filed by the Company with the SEC are available free of charge on the SEC’s website. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Investor Relations, H/Cell Energy Corporation, 3010 LBJ Freeway, Suite 1200, Dallas, TX 75234. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

41

INDEX TO FINANCIAL STATEMENTS

H/CELL ENERGY CORPORATION.

H/Cell Energy Corporation

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of H/Cell Energy Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of H/Cell Energy Corporation (the Company) as of December 31, 2019, and 2018, and the related consolidated statements of operations - comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2015.

Somerset, New Jersey

March 25, 2020

F-2

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

H/CELL ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$277,620	$359,134
Accounts receivable (net retention)	803,659	1,087,381
Prepaid expenses	15,258	16,282
Costs and earnings in excess of billings	26,045	45,478
Total current assets	1,122,582	1,508,275

Property and equipment, net	478,238	476,436
Security deposits and other non-current assets	32,233	32,530
Deferred tax asset	46,000	50,000
Customer lists, net	63,161	83,645
Right of use asset	222,524	-
Deferred offering cost	130,072	-
Goodwill	1,373,621	1,373,621

Total assets	$3,468,431	$3,524,507

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$702,133	$891,354
Billings in excess of costs and earnings	47,098	195,331
Sales and withholding tax payable	39,751	59,857
Current operating lease liability	87,897	-
Current equipment notes payable	27,435	38,991
Current finance lease payable	75,743	65,265
Current line of credit	269,746	-
Current convertible note payable	80,500	-
Income tax payable	41,426	48,643
Total current liabilities	1,371,729	1,299,441

Noncurrent liabilities
Line of credit	-	28,359
Lease operating liability	137,071	-
Earn-out payable	209,199	190,736
Equipment note payable	72,140	121,038
Finance leases	307,804	232,876
Convertible note payable – related party, net of discount	473,770	29,122
Total noncurrent liabilities	1,199,984	602,131

Total liabilities	2,571,713	1,901,572

Commitments and contingencies

Stockholders’ equity
Preferred stock - $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock - $0.0001 par value; 25,000,000 shares authorized; 7,725,524 and 7,586,024 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	772	758
Additional paid-in capital	2,969,686	2,983,476
Accumulated deficit	(2,010,157)	(1,285,764)
Accumulated other comprehensive loss	(63,583)	(75,535)
Total stockholders’ equity	896,718	1,622,935

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,468,431	$3,524,507

The accompanying notes are an integral part of these consolidated financial statements.

F-3

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS – OTHER COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2019	2018

Revenue
Sales	$6,817,324	$7,505,889
Related party	-	40,548
Total revenue	6,817,324	7,546,437

Cost of goods sold
Direct costs	4,854,878	5,492,607
Direct costs – related party	-	40,376
Total cost of goods sold	4,854,878	5,532,983

Gross profit	1,962,446	2,013,454

Operating expenses
General and administrative expenses	2,335,285	2,368,860
Management fees – related party	80,500	78,000
Total operating expenses	2,415,785	2,446,860

Loss from operations	(453,339)	(433,406)

Other expenses (income)
Interest expense	42,897	26,584
Interest expense – related party	233,345	79,622
Change in fair value earn-out	18,463	15,418
Gain on fixed asset disposal	(36,651)	(17,277)
Total other expenses	258,054	104,347

Net loss before taxes	(711,393)	(537,753)

Income tax provision	13,000	16,257

Net loss	$(724,393)	$(554,010)

Other comprehensive income (loss), net

Foreign currency translation adjustment	11,952	(46,725)

Comprehensive loss	$(712,441)	$(600,735)

Loss per share
Basic	$(0.09)	$(0.07)
Diluted	$(0.09)	$(0.07)
Weighted average common shares outstanding
Basic	7,644,653	7,586,024
Diluted	7,644,653	7,586,024

The accompanying notes are an integral part of these consolidated financial statements.

F-4

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 30, 2018

	Common Stock		Preferred Stock				Accumulated
	Number of Shares	Amount	Number of shares	Amount	Additional Paid-In Capital	Accumulated Income (Deficit)	Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Beginning, December 31, 2017	7,041,579	$704	-	$-	1,335,656	$(731,754)	$(28,810)	$575,796

Issuance of common stock February 2018, PVBJ Acquisition	444,445	44	-	-	1,183,537	-	-	1,183,581

Stock option exercise	100,000	10	-	-	990	-	-	1,000

Stock-based compensation expense	-	-	-	-	68,293	-	-	68,293

Beneficial conversion feature	-	-	-	-	395,000	-	-	395,000

Foreign currency translation adjustment	-	-	-	-	-	-	(46,725)	(46,725)

Net loss	-	-	-	-	-	(554,010)	-	(554,010)

Ending, December 31, 2018	7,586,024	$758	-	$-	2,983,476	$(1,285,764)	$(75,535)	$1,622,935

The accompanying notes are an integral part of these consolidated financial statements.

F-5

	Common Stock		Preferred Stock				Accumulated
	Number of Shares	Amount	Number of shares	Amount	Additional Paid-In Capital	Accumulated Income (Deficit)	Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Beginning, January 1, 2019	7,586,024	$758	-	$-	$2,983,476	$(1,285,764)	$(75,535)	$1,622,935

Stock-based compensation	-	-	-	-	23,089	-	-	23,089

Beneficial conversion feature	-	-	-	-	97,500	-	-	97,500

Commitment shares	30,000	3	-	-	44,997	-	-	45,000

Equity financing (net proceeds)	109,500	11	-	-	37,084	-	-	37,095

Foreign currency translation adjustment	-	-	-	-	-	-	11,952	11,952

Debt extinguishment	-	-	-	-	(216,460)	-	-	(216,460)

Net loss	-	-	-	-	-	(724,393)	-	(724,393)

Ending, December 31, 2019	7,725,524	$772	-	$-	$2,969,686	$(2,010,157)	$(63,583)	$896,718

The accompanying notes are an integral part of these consolidated financial statements.

F-6

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(724,393)	$(554,010)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	349,800	146,105
Stock-based compensation	23,089	68,293
Change in deferred tax asset	4,000	5,743
Gain on sale of assets	(36,651)	(17,276)
Change in fair value contingent consideration	18,463	15,418
Bad debt expense	-	616
Change in operating assets and liabilities:
Change in operating right of use asset	(222,473)	-
Change in right of use liability	220,055	-
Accounts and retainage receivable	279,451	(219,501)
Prepaid expenses and other costs	988	(2,018)
Costs in excess of billings	19,113	1,067
Accounts payable and accrued expenses	(204,489)	28,261
Income tax payable	9,000
Billings in excess of costs	(148,149)	114,656

Net cash used in operating activities	(412,196)	(412,646)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	(244,412)	(46,690)
Cash acquired in business acquisition	-	30,408
Security deposits	(372)	(26,922)
Proceeds from disposition of property and equipment	238,197	67,959

Net cash provided by (used in) investing activities	(6,587)	24,755

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of convertible debt	240,000	395,000
Repayments on finance leases	(61,300)	(51,048)
Repayments on notes payable	(38,224)	(47,684)
Proceeds from line of credit	241,387	27,175
Legal fees paid associated with financing	(90,000)	-
Proceeds from equity financing	40,122	-
Proceeds related to stock option exercises	-	1,000

Net cash provided by financing activities	331,985	324,443

Net decrease in cash and cash equivalents	(86,798)	(63,448)

Effect of foreign currency translation on cash	5,284	(33,118)

Cash and cash equivalents, beginning of period	359,134	455,700

Cash and cash equivalents, end of period	$277,620	$359,134
Supplemental disclosure of non-cash investing and financing activities

Common stock issued for acquisition of business	$-	$1,177,779
Fair value of net assets acquired in business combination	$-	$2,056,344
Beneficial conversion feature	$97,500	$395,000
Vehicle leases	$120,413	$-
Stock issued for deferred financing fee	$45,000	$-
Reclassification of deferred financing fee to additional paid in capital	$4,931	$-

The accompanying notes are an integral part of these consolidated financial statements

F-7

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

1.	ORGANIZATION AND LINE OF BUSINESS

H/Cell Energy Corporation (the “Company”) was incorporated in the state of Nevada on August 17, 2015. The Company, based in Dallas, Texas, is a company whose principal operations consist of designing and installing clean energy systems with a focus on hydrogen energy. Effective January 31, 2017, the Company acquired The Pride Group (QLD) Pty Ltd, an Australian company (“Pride”). Founded in 1997, Pride is a provider of security systems integration for a variety of customers in the government and commercial sector and has launched a new clean energy systems division to focus on the high growth renewable energy market in Asia-Pacific. The new clean energy division has generated some revenue and has begun to bid a number of projects. On February 1, 2018, the Company acquired PVBJ Inc. (“PVBJ”) for 444,445 shares of the Company’s common stock with a fair value of $1,177,779 and $221,800 in earn-out liability. Established in 2008, PVBJ is well recognized for the design, installation, maintenance and emergency service of environmental systems both in residential and commercial markets. PVBJ is now expanding into clean energy systems.

The Company has developed a hydrogen energy system for residential and commercial use designed to create electricity. This system uses renewable energy as its source for hydrogen production. It functions as a self-sustaining clean energy system using hydrogen and fuel cell technology. It can be configured as an off grid solution for all electricity needs or it can be connected to the grid to generate energy credits. Its production of electricity is truly eco-friendly, as it is not produced by the use of fossil fuels. It is a revolutionary green-energy concept that is safe, renewable, self-sustaining and cost effective.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Accounts Receivable

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At December 31, 2019 and 2018, there was no allowance for doubtful accounts required.

Property and Equipment, and Depreciation

Property and equipment are stated at cost. Depreciation is generally provided using the straight line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight line basis over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

F-8

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Goodwill and Finite-Lived Intangible Assets

Goodwill represents the excess of the aggregate of the following (1) consideration transferred, (2) the fair value of any non-controlling interest in the acquiree, and (3) if the business combination is achieved in stages, the acquisition-date fair value of our previously held equity interest in the acquiree over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. Identifiable intangible assets consist primarily of customer lists and relationships, non-compete agreements and technology based intangibles and other contractual agreements. The Company amortizes finite lived identifiable intangible assets over five years, on a straight-line basis to their estimated residual values and periodically reviews them for impairment. Total goodwill and identifiable intangible assets comprised 41% of the Company’s consolidated total assets at each of December 31, 2019 and 2018.

The Company uses the acquisition method of accounting for all business combinations and does not amortize goodwill. Goodwill is tested for possible impairment annually during the fourth quarter of each fiscal year or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would not need to perform the two-step impairment test for that reporting unit. If the Company cannot support such a conclusion or the Company does not elect to perform the qualitative assessment, then the first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, its goodwill is not impaired and the second step of the impairment test is not necessary. If the carrying amount of the reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed. The second step of the goodwill impairment test compares the implied fair value of the reporting unit goodwill with its carrying amount to measure the amount of impairment, if any. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment is recognized in an amount equal to that excess.

As of December 31, 2019, the Company had recorded goodwill in the amount of $1,373,621 related to the PVBJ acquisition. The performance of the Company’s fiscal 2019 impairment analysis did not result in an impairment of the Company’s goodwill.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net loss and other comprehensive income (loss). The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Advertising Costs

Advertising costs are charged to expense during the period in which they are incurred. Advertising expense for the years ended December 31, 2019 and 2018 was $9,350 and $4,426, respectively.

Foreign Currency Translation

The Company translates its foreign subsidiary’s assets and liabilities denominated in foreign currencies into U.S. dollars at current rates of exchange as of the balance sheet date and income and expense items at the average exchange rate for the reporting period. Translation adjustments resulting from exchange rate fluctuations are recorded in accumulated other comprehensive income. The Company records gains and losses from changes in exchange rates on transactions denominated in currencies other than each reporting location’s functional currency in net income (loss) for each period. Items included in the financial statements of each entity in the group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”).

The functional and reporting currency of the Company is the United States Dollar (“U.S. Dollar”). The financial records of Pride located in Australia, is maintained in the local currency, the Australian Dollar (AUD$) which is also its functional currency.

F-9

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

For the year ended December 31, 2019, the Company recorded other comprehensive income from a translation gain of $11,952 in the consolidated financial statements. For the year ended December 31, 2018, the Company recorded other comprehensive loss from a translation loss of $46,725 in the consolidated financial statements.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standard Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”) using the modified retrospective method applied to those contracts which were not completed as of December 31, 2018. Results for reporting periods beginning January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period.

Under ASU 2014-09 requirements, the Company recognizes revenue from the installation or construction of projects and service or short term projects over time using the cost-based input method. The Company accounts for a contract when: (i) it has approval and commitment from both parties, (ii) the rights of the parties are identified, (iii) payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met and the Company either has written authorization from the customer to proceed or an executed contract. A detailed breakdown of the five step process is as follows:

Identify the Contract with a Customer

The Company receives almost all of its contracts from only two sources, referrals or government bids. In a referral, a client that the Company has an ongoing business relationship refers the Company to perform services. In a government bid, the Company applies to perform services for public projects. The contracts have a pattern of being stand-alone contracts.

Identify the Performance Obligations in the Contract

The performance obligation of the Company is to perform a contractually agreed upon task for the customer. If the contract is stated to provide only contractual service, then the service is considered the only performance obligation. If the contractual service includes design and or engineering in addition to the contract, it is considered a single performance obligation.

Determine the Transaction Price

The nature of the industry involves a number of uncertainties that can affect the current state of the contract. Variable considerations are the estimates made due to a contract modification in the contractual service. Change orders, claims, extras, or back charges are common in contractual services activity as a form of variable consideration. If there is going to be a contract modification, judgment by management will need to be made to determine if the variable consideration is enforceable. The following factors are considered in determining if the variable consideration is enforceable:

1.	The customer’s written approval of the scope of the change order;
2.	Current contract language that indicates clear and enforceable entitlement relating to the change order;
3.	Separate documentation for the change order costs that are identifiable and reasonable; or
4.	The Company’s favorable experience in negotiating change orders, especially as it relates to the specific type of contract and change order being evaluated

Once the Company receives a contract, a budget of projected costs is generated for the contract based on the contract price. If the scope of the contract during the contractual period needs to be modified, the Company typically files a change order. The Company does not continue to perform services until the change modification is agreed upon with documentation by both the Company and the customer. There are few times that claims, extras, or back charges are included in the contract.

F-10

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Allocate the Transaction Price to the Performance Obligations in the Contract

If there are multiple performance obligations to the contract, the costs must be allocated appropriately and consistently to each performance obligation. In the Company’s experience, usually only one performance obligation is stated per contract. If there are multiple services provided for one customer, the Company has a policy of splitting out the services over multiple contracts.

Recognize revenue when (or as) the entity satisfies a performance obligations:

The Company uses the total costs incurred on the project relative to the total expected costs to satisfy the performance obligation. The input method involves measuring the resources consumed, labor hours expended, costs incurred, time lapsed, or machine hours used relative to the total expected inputs to the satisfaction of the performance obligation. Costs incurred prior to actual contract (i.e. design, engineering, procurement of material, etc.) should not be recognized as the client does not have control of the good/service provided. When the estimate on a contract indicates a loss, or claims against costs incurred reduce the likelihood of recoverability of such costs, the Company records the entire estimated loss in the period the loss becomes known. Project contracts typically provide for a schedule of billings or invoices to the customer based on the Company’s job to date percentage of completion of specific tasks inherent in the fulfillment of its performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the statement of operations can and usually does differ from amounts that can be billed or invoiced to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceed cumulative billings and unbilled receivables to the customer under the contract represent contract assets and are reflected as a current asset in the Company’s balance sheet under the captions “Costs and estimated earnings in excess of billings” and “Unbilled accounts receivable.” Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized on the contract are reflected as a current liability in the Company’s balance sheet under the caption “Billings in excess of costs and estimated earnings.”

Disaggregated Revenue:

For the years ended December 31, 2019 and 2018, revenues from contracts with customers summarized by Geographical Area and Revenue Stream were as follows:

	2019	2018
United States - Service	$2,713,796	$2,440,854
Australia - Service	1,862,922	1,941,078
United States - Contract	160,000	40,548
Australia - Contract	2,080,606	3,123,957
Total	$6,817,324	$7,546,437

Cash and Cash Equivalents

Cash and cash equivalents includes cash in bank and money market funds as well as other highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2019 or 2018.

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards at the time they are granted. The Company estimates the value of stock option awards on the date of grant using the Black-Scholes model. The determination of the fair value of stock-based payment awards on the date of grant is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the Company’s expected stock price volatility over the term of the awards, expected term and risk-free interest rate expected. The Company recognizes forfeitures in the period in which they occur. The Company’s outstanding awards do not contain market or performance conditions.

F-11

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Sales and Use Tax

The Company collects sales tax in various jurisdictions. Upon collection from customers, it records the amount as a payable to the related jurisdiction. On a periodic basis, it files a sales tax return with the jurisdictions and remits the amount indicated on the return.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions. The benefits of uncertain tax positions are recorded in the Company’s financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. When facts and circumstances change, the Company reassesses these probabilities and records any changes in the financial statements as appropriate. Accrued interest and penalties related to income tax matters are classified as a component of income tax expense.

The Company recognizes and measures its unrecognized tax benefits in accordance with ASC 740. Under that guidance, management assesses the likelihood that tax positions will be sustained upon examination based on the facts, circumstances and information, including the technical merits of those positions, available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available, or when an event occurs that requires a change.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they are filed. The Company’s 2018, 2017 and 2016 income tax returns are still open for examination by the taxing authorities.

Fair Value of Financial Instruments

Except for the Company’s earn-out liability, the carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company classifies and discloses assets and liabilities carried at fair value in one of the following three categories:

●	Level 1—quoted prices in active markets for identical assets and liabilities;

●	Level 2—observable market based inputs or unobservable inputs that are corroborated by market data; and

●	Level 3—significant unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

F-12

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The table below presents a reconciliation of the fair value of the Company’s contingent earn-out obligations that use significant unobservable inputs (Level 3).

Fair value earn-out liability from acquisition of PVBJ Inc.	$175,318
Adjustments to fair value	15,418
Balance sheet as of December 31, 2018	190,736
Payments	-
Adjustments to fair value	18,463
Balance as of December 31, 2019	$209,199

The Company values earn-out obligations using a probability weighted discounted cash flow method. This fair value measurement is based on significant unobservable inputs in the market and thus represents a Level 3 measurement within the fair value hierarchy. This analysis reflects the contractual terms of the purchase agreements (e.g., minimum and maximum payments, length of earn-out periods, manner of calculating any amounts due, etc.) and utilizes assumptions with regard to future cash flows, probabilities of achieving such future cash flows and a discount rate. The contingent earn-out obligations are measured at fair value each reporting period and changes in estimates of fair value are recognized in earnings.

Net Loss Per Common Share

The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of diluted loss per share excludes dilutive securities, because their inclusion would be anti-dilutive. Dilutive securities for the periods presented are as follows:

	December 31, 2019	December 31, 2018

Options to purchase common stock	698,500	955,000
Convertible debt	1,100,000	800,000
Totals	1,798,500	1,755,000

3.	RELATED PARTY TRANSACTIONS

The Company’s former office space during the year ended December 31, 2018 consisted of approximately 800 square feet, which was donated to it from one of its executive officers. There was no lease agreement and the Company paid no rent.

In September 2018, the Company entered into a contract with Steve Mullane, the Executive General Manager of Pride, for a solar installation. The system installation was complete as of December 31, 2018. Costs incurred were $8,333 along with revenue of $8,759 for year ended December 31, 2018.

In August 2019, the Company entered into a contract with a Pride employee for a solar installation. The system installation was complete as of December 31, 2019. Costs incurred were $5,169 along with revenue of $6,416 for year ended December 31, 2019.

In June 2016, the Company entered into a contract with Rezaul Karim, one of its former directors, for the installation of an HC-1 system. The system installation was complete as of December 31, 2018. The system installation generated $8,499 and $40,288 of revenue for the year ended December 31, 2018. The Company subcontracted the installation of the system to Renewable Energy Holdings LLC (“REH”), a company owned by Mike Strizki, one of the Company’s executive officers. James Strizki, one of the Company’s executive officers, is vice president of operations at REH. There was $9,019 and $40,636 of costs for the year ended December 31, 2018, respectively.

F-13

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s articles of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

There was $80,500 and $78,000 of management fees expensed for the years ended December 31, 2019 and 2018, respectively, to Turquino Equity LLC (Turquino”), a significant shareholder wholly-owned by the Chief Executive Officer and Chief Financial Officer.

On January 2, 2018, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $400,000 in 12% Convertible Debentures (“2018 Debentures”). On February 8, 2019, the Company and the holders of the 2018 Debentures entered into amendments (the “Amendments”) to the 2018 Debentures. The 2018 Debentures, together with any accrued and unpaid interest, become due and payable on January 2, 2020 (the “2020 Maturity Date”). Interest on the 2018 Debentures accrues at the rate of 12% per annum from January 2, 2018 through the date of the Amendments, and 10% per annum subsequent to the date of the Amendments, payable monthly in cash, beginning on February 1, 2018 and through the 2020 Maturity Date. The 2018 Debentures are convertible into common stock at a conversion price of $0.50 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock. In connection with this convertible note payable, the Company recorded a $395,000 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

On August 21, 2018, PVBJ entered into a loan and security agreement (the “Credit Agreement”) with Thermo Communications Funding, LLC (“Thermo”). The Credit Agreement provides for a revolving line of credit in an amount not to exceed $350,000, which is evidenced by a promissory note issued by PVBJ to Thermo (the “Note”). Pursuant to the Credit Agreement, PVBJ granted a security interest to Thermo in all of its assets. In addition, pursuant to a limited recourse guaranty, Andrew Hidalgo, the Company’s Chief Executive Officer personally guaranteed the repayment of the Credit Agreement under certain conditions. As of December 31, 2019, the Company was in compliance with these covenants and the facility was increased to $400,000 in March of 2020.

On February 8, 2019, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (“2019 Debentures”). The 2019 Debentures, together with any accrued and unpaid interest, become due and payable on February 8, 2021 (the “2021 Maturity Date”). Interest on the 2019 Debentures accrues at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and through the 2021 Maturity Date. The 2019 Debentures are convertible into common stock at a conversion price of $0.50 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock. In connection with this convertible note payable, the Company recorded a $97,500 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

4.	SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash is maintained at an authorized deposit-taking institution (bank) incorporated in both the United States and Australia and is insured by the U.S. Federal Deposit Insurance Corporation and Australian Securities & Investments Commission up to $250,000 and approximately $186,000 USD in total, respectively. At December 31, 2019 and December 31, 2018, the balance was fully covered under the $250,000 threshold in the United States. In Australia, the balance exceeded the threshold at December 31, 2019 by $10,563 and exceeded the threshold by $133,578 at December 31, 2018.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at December 31, 2019, one of the Company’s accounts receivable was due from one customer at approximately 13%. At December 31, 2018, approximately 20% of the Company’s accounts receivable was due from two unrelated customers, each at 10%.

F-14

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

5.	MAJOR CUSTOMERS

There was one customer with a concentration of 10% or higher of the Company’s revenue, at 14% for the year ended December 31, 2019, and three customers with a concentration of 10% or higher of the Company’s revenue, two at 13% and one at 12% for the year ended December 31, 2018.

6.	PROPERTY AND EQUIPMENT

At December 31, 2019 and December 31, 2018, property and equipment were comprised of the following:

	December 31, 2019	December 31, 2018
Furniture and fixtures (5 to 7 years)	$11,649	$11,661
Machinery and equipment (5 to 7 years)	44,578	36,969
Computer and software (3 to 5 years)	48,219	88,021
Auto and truck (5 to 7 years)	756,138	785,979
Leasehold improvements (life of lease)	34,707	34,788
	895,291	957,418
Less accumulated depreciation	417,053	480,982
	$478,238	$476,436

Depreciation expense for the years ended December 31, 2019 and 2018 was $164,392 and $145,606, respectively.

7.	UNCOMPLETED CONTRACTS

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows at December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$465,686	$811,173
Estimated earnings	454,132	469,109
Costs and estimated earnings on uncompleted contracts	919,818	1,280,282
Billings to date	750,769	1,265,475
Costs and estimated earnings in excess of billings on uncompleted contracts	169,049	14,807
Costs and earnings in excess of billings on completed contracts	(190,102)	(164,660)
	$(21,053)	$(149,853)

Costs in excess of billings (contract asset)	$26,045	$45,478
Billings in excess of cost (contract liability)	(47,098)	(195,331)
	$(21,053)	$(149,853)

8.	LEASES

For leases with a term of 12 months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities, and the Company has elected to recognize lease expense for such leases on a straight-line basis over the lease term.

The Company previously entered into two leases for office space in Woombye and Brisbane, Queensland, Australia, both which expired in April 2018. The Company signed new leases in January 2019 for a Dallas, Texas shared office space, which ended in December 2019 and is now month-to-month, and February 2018 for new office space in Kunda Park, Queensland Australia, which started in May 2018 and expires in April 2023. The Company also renewed the Brisbane office space for one year, starting in May 2018.

F-15

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

On March 25, 2019, the Company signed a lease for new office space in Brisbane, which has a fixed 3% increase annually expiring in March 2025 and includes a renewal period of three years that management is reasonably certain will be exercised. The Company analyzed this lease and determined that this agreement meets the definition of a lease under ASU 2016-02 as it provides management with the exclusive right to direct the use of and obtain substantially all of the economic benefits from the identified leased asset, which is the office space. Management also analyzed the terms of this arrangement and concluded it should be classified as an operating lease, as none of the criteria were met for finance lease classification. As there was only one identified asset, no allocation of the lease payments was deemed necessary. Management did not incur any initial direct costs associated with this lease. As of the commencement date, which was March 25, 2019, a right of use asset and lease liability of $130,736 was recorded on the consolidated balance sheet based on the present value of payments in the lease agreement. Per review of the lease agreement, there was no variable terms identified and there is no implicit rate stated. Therefore, the Company determined the present value of the future minimum lease payments based on the incremental borrowing rate of the Company. The incremental borrowing rate was determined to be 10%, as this is the rate which represents the incremental borrowing rate for the Company, on a collateralized basis, in a similar economic environment with similar payment terms.

On July 1, 2019, the Company signed a lease for the previously month-to-month office space in Downingtown, PA. Per review of the lease, the term is less than 12 months, therefore, the Company has elected to treat this lease as an operating lease and recognize lease expense on a straight-line basis.

The future minimum payments on operating leases for each of the next five years and in the aggregate amount to the following:

2020	$65,112
2021	66,285
2022	67,313
2023	40,157
2024	30,741
Thereafter	7,742
Total lease payments	277,350
Less: present value discount	(52,382)
Total operating lease liabilities	$224,968

The weighted-average remaining term of the Company’s operating leases was 4.5 years and the weighted-average discount rate used to measure the present value of the Company’s operating lease liabilities was 9.69% as of December 31, 2019.

Rent expense for the years ended December 31, 2019 and 2018 was $94,210 and $98,593, respectively, and is included in “General and Administrative” expenses on the related statements of operations.

Right of use assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease right of use asset also excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In determining the discount rate to use in calculating the present value of lease payments, the Company estimates the rate of interest it would pay on a collateralized loan with the same payment terms as the lease by utilizing bond yields traded in the secondary market to determine the estimated cost of funds for the particular tenor.

F-16

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Finance Leases

At December 31, 2019, the Company had 13 finance leases with an aggregate net book value of $383,547. The obligations are payable in monthly installments ranging from approximately $503 to $1,578 with interest rates from 3.0% to 5.57% per annum. The leases are secured by the related equipment. Approximate payments to be made on these finance lease obligations are as follows:

2020	$91,959
2021	84,332
2022	78,381
2023	80,920
2024	67,832
Thereafter	11,495

Finance lease obligation	414,919
Less: amounts representing interest	31,372
Less: current maturities of finance lease obligations	75,743

Finance lease obligations, non-current	$307,804

9.	DEBT

Long-term debt consisted of the following:

Equipment Notes Payable

	December 31, 2019	December 31, 2018
Note payable with monthly payments of $716, including interest at 6.50% per annum through November 2020.	$-	$18,707
Note payable with monthly payments of $615, including interest at 6.80% per annum through August 2021.	-	18,383
Note payable with monthly payments of $1,294, including interest at 14.72% per annum through March 2023.	40,733	50,072
Note payable with monthly payments of $1,063, including interest at 5.76% per annum through April 2021.	10,276	18,539

Note payable with monthly payments of $983, including interest at 4.90% per annum through August 2024.	48,566	-
Note payable with monthly payments of $947 including interest at 6.14% per annum through December 2024.	$-	$54,328
Total:	$99,575	$160,029
Less current portion:	(27,435)	(38,991)
Total non-current portion:	$72,140	$121,038

As of December 31, 2019, approximate principal payments to be made on these debt obligations are as follows:

Year ending December 31:	Amount
2020	$27,435
2021	21,131
2022	19,895
2023	24,161
2024	6,953
Thereafter	-
Notes payable obligation	99,575

2018 Convertible Note Payable

On January 2, 2018, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $400,000 in 12% Convertible Debentures (the “2018 Debentures”). The 2018 Debentures, together with any accrued and unpaid interest, become due and payable on January 2, 2020 (the “2020 Maturity Date”). Interest on the 2018 Debentures accrues at the rate of 12% per annum, payable monthly in cash, beginning on February 1, 2018 and through the 2020 Maturity Date. The 2018 Debentures are convertible into common stock at a conversion price of $0.75 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock.

F-17

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In connection with this convertible note payable, the Company recorded a $395,000 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

On February 8, 2019, the 2018 Debentures were amended to reduce the interest rate to 10% and reduce the conversion price to $0.50 (the “Revised Debentures”), providing the issuance of an additional 266,667 shares upon conversion. In conjunction with these amendments, the convertible note was re-evaluated in accordance with ASC 470-50 - Debt Modifications and Extinguishments (“ASC 470”), and it was determined that the change in terms resulted in a substantial modification. As a result, the carrying value of the Revised Debentures at the time of the transaction, along with the related beneficial conversion feature, were derecognized and the Revised Debentures were recorded at present value, resulting in a loss on debt extinguishment of $269,793. Of this amount, $53,333 represented the historical beneficial conversion feature and has been treated as a debt discount and is being amortized over the life of the Revised Debentures using the effective interest method. As the holders of the Revised Debentures are related parties to the Company, ASC 470 provides for treatment as a capital contribution of $216,460, which represents the related extinguishment loss and will instead be recorded within the Company’s Additional Paid in Capital balance. In connection with the Revised Debentures, the Company incurred $2,500 of legal fees and recorded a $160,000 beneficial conversion feature, both of which are recorded as a discount on debt and amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

The principal balance was $415,000 at December 31, 2019 and unamortized discount was $6,106 and $137,125, respectively, as of December 31, 2019 and December 31, 2018.

2019 Convertible Note Payable

On February 8, 2019, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (the “2019 Debentures”). The 2019 Debentures, together with any accrued and unpaid interest, become due and payable on February 8, 2021 (the “2021 Maturity Date”). Interest on the 2019 Debentures accrues at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and through the 2021 Maturity Date. The 2019 Debentures are convertible into common stock at a conversion price of $0.50 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock.

In connection with this convertible note payable, the Company recorded a $97,500 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

The principal balance was $150,000 and unamortized discount was $85,124 as of December 31, 2019.

Interest Expense

For the year ended December 31, 2019, the Company incurred interest expense of $156,394 related to the amortization of the 2018 Debentures debt discount and $31,434 for the 2019 Debentures debt discount. For the year ended December 31, 2018, the Company incurred interest expense of $29,122 related to the amortization of the discount.

2019 Convertible Note Financing

On October 17, 2019, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund LLC (“FirstFire”), an unrelated third party, pursuant to which, it sold a $110,000 convertible note (the “2019 Note”) to FirstFire for gross proceeds of $100,000, with an original discount issuance of $10,000. The transaction closed on October 23, 2019 upon receipt of the funds from FirstFire. The Company incurred $5,000 of legal fees for the transaction. Both the legal fees and original issue discount are amortized over the life of the agreement.

F-18

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The 2019 Note will mature on October 17, 2020 and will bear interest at the rate of 8% per annum, which interest will be payable on the maturity date or any redemption date and may be paid, in certain conditions, through the issuance of common shares, at the Company’s discretion. The Company makes a monthly principal payment to FirstFire of $6,000 on the 17th day of each month, which started November 17, 2019. The Company also has the right, at any time, to repay all or a part of the 2019 Note, on at least one prior business days’ notice, in an amount equal to 115% of the principal being repaid, plus any accrued but unpaid interest on the principal amount being repaid.

The 2019 Note will be convertible into the Company’s common stock at a conversion price of $0.50 per share (the “Fixed Conversion Price”) at the discretion of the holder. At no time will FirstFire be entitled to convert any portion of the 2019 Note to the extent that after such conversion, FirstFire (together with its affiliates) would beneficially own more than 4.99% of the Company’s outstanding common stock as of such date. The 2019 Note contains standard anti-dilution protection.

The 2019 Note includes customary event of default provisions, and provides for a default interest rate of 15%. Upon the occurrence of an event of default, FirstFire may require the Company to redeem all or any portion of the 2019 Note (including all accrued and unpaid interest), in cash, at a price equal to the product of (A) the amount to be redeemed multiplied by (B) 125%. In addition, upon an event of default, the conversion price would be the lower of (i) the Fixed Conversion Price or (ii) 75% of the lowest closing price of our common stock during the 10 trading days prior to the conversion date.

The principal balance was $92,500 and unamortized discount was $12,000 at December 31, 2019.

10.	NOTE PAYABLE

On August 21, 2018, PVBJ entered into a loan and security agreement (the “Credit Agreement”) with Thermo Communications Funding, LLC (“Thermo”). The Credit Agreement provides for a revolving line of credit in an amount not to exceed $350,000, which is evidenced by a promissory note issued by PVBJ to Thermo (the “Note”). Pursuant to the Credit Agreement, PVBJ granted a security interest to Thermo in all of its assets. In addition, pursuant to a limited recourse guaranty, Andrew Hidalgo, the Company’s Chief Executive Officer personally guaranteed the repayment of the Credit Agreement under certain conditions. Pursuant to the terms of the Credit Agreement, the Company is permitted to borrow up to $350,000 under the revolving credit line, under a borrowing base equal to the lesser of (i) or 85% of Eligible Accounts (as defined in the Credit Agreement). Borrowings under the Credit Agreement may be used for working capital and to refinance certain existing debt of PVBJ. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a debt service coverage ratio of not less than 1.15 to 1.0, a fixed charge coverage ratio of not less than 1.15 to 1.0, and maintaining a tangible net worth of at least $150,000, excluding intercompany loans to H/Cell. The loan commitment shall expire on August 21, 2020. As of December 31, 2019, the Company was in compliance with these covenants. The facility was increased to $400,000 in August of 2019. The interest rate applicable to revolving loans under the Credit Agreement is prime plus 5.0%, subject to a minimum interest rate of 9.5%. The Company paid a loan commitment fee of $7,000, of which $3,500 was paid on closing, and $3,500 was paid on the first anniversary. The Company will also pay a monthly monitoring fee during the term of the Credit Agreement of 0.33% of the average outstanding balance, payable monthly in arrears. The Company may prepay the Note at any time and terminate the Credit Agreement. In the event that the Company terminates the Credit Agreement, the Company will pay Thermo an early termination fee equal to 4% of the pro rata portion, which pro rata portion is determined by multiplying $400,000 by the number of months prior to the second anniversary of the effective date of the Credit Agreement and then dividing that by 24. The obligations of PVBJ under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA reportable event occurs, a change of control and a change in the Company’s financial condition that could have a material adverse effect on the Company. As of December 31, 2019, funds totaling $70,254 were available for borrowing under the Credit Agreement.

For the years ended December 31, 2019 and 2018, the Company incurred interest expense of $20,882 and $8,847, respectively, related to interest for the Thermo credit line.

F-19

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

11.	CONTRACT BACKLOG

At December 31, 2019, the Company had a contract backlog approximating $551,850, with anticipated direct costs to completion approximating $454,132. At December 31, 2018, the Company had a contract backlog approximating $583,392, with anticipated direct costs to completion approximating $452,884.

12.	GOODWILL AND OTHER INTANGIBLES

The tables below present a reconciliation of the Company’s goodwill and intangibles:

Goodwill

Balance at December 31, 2018	$1,373,621
Adjustments	-
Balance at December 31, 2019	$1,373,621

Intangibles – Customer List

Balance at December 31, 2018	$83,645
Amortization	(20,484)
Balance at December 31, 2019	$63,161

The customer list original useful life of the asset was five years and $102,422. The balance at December 31, 2019 was $63,161 and will be amortized at $5,121 every quarter until December 31, 2022. The remaining $1,707 will be amortized in January 2023.

The Company has elected to early adopt ASU 2017-04 as of January 1, 2018, which is outlined below in Note 19 in performing their 2019 impairment test, and as previously stated, noted no impairment.

13.	BUSINESS ACQUISITION

On February 1, 2018, the Company entered into a stock purchase agreement (the “Purchase Agreement”) by and among the Company, PVBJ and Benis Holdings LLC, the sole shareholder of PVBJ (“Benis Holdings”).

Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of PVBJ from Benis Holdings for an aggregate amount equal to (i) $221,800 (the “Cash Purchase Price”) which will be paid in the form of an earn-out and (ii) 444,445 shares of the Company’s common stock, par value $.0001 per share having a fair value of $1,177,779 (the “Acquisition Shares”). Pursuant to the Purchase Agreement, the Acquisition Shares were issued at closing, and the earn-out will be paid to Benis Holdings from positive earnings before taxes of PVBJ, with Benis Holdings to receive 50% of annual earnings before taxes of PVBJ until such time as Benis Holdings has received the full Cash Purchase Price.

In connection with the acquisition of PVBJ, the Company entered into an employment agreement (the “Employment Agreement”) with Paul V. Benis, Jr. to serve as an Executive Vice President of the Company for a period of three years. Pursuant to the Employment Agreement, Mr. Benis shall receive an annual salary of $150,000 and have oversight of the business operations of PVBJ.

The consideration transferred in the acquisition was as follows:

Upfront consideration	$1,177,779
Liabilities assumed	878,565
Total	$2,056,343

The acquisition accounting of PVBJ, including the fair values of working capital balances, property and equipment, identifiable intangible assets and goodwill was finalized in the fourth quarter of the year ended December 31, 2018. Management did not need to record any measurement period adjustments during the period.

F-20

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$30,408
Accounts receivable	277,338
Property and equipment, net	272,554
Customer list	102,422
Goodwill	1,373,621
Total assets acquired	2,056,344
Accounts payable	(112,590)
Debt assumed	(590,657)
Earn-out liability	(175,318)
Total liabilities assumed	(878,565)
Total net assets acquired	$1,177,779

The goodwill arising from the acquisition represents the expected synergistic benefits of the transaction, primarily related to lower future operating expenses and the knowledge and experience of the workforce in place. The goodwill is not deductible for income tax purposes.

A summary of identifiable intangible assets acquired, useful lives and amortization method is as follows:

Useful Life in

	Amount	Years	Amortization Method
Customer List	$102,422	5	Straight Line
Total	$102,422

The results of PVBJ’s operations are included in the consolidated statements of operations beginning February 1, 2018. PVBJ’s net loss for year ended December 31, 2018 totaled $27,682. The net loss of the Company includes acquired intangible asset amortization of $18,777 for the year ended December 31, 2018.

For year ended December 31, 2018, acquisition related costs for the Company totaled $44,500 and are included in general and administration expenses.

Pro forma results for H/Cell Energy Corporation giving effect to the PVBJ Inc. acquisition

The following pro forma financial information presents the combined results of operations of PVBJ and the Company for the year ended December 31, 2018. The pro forma financial information presents the results as if the acquisition had occurred as of the beginning of 2018.

The unaudited pro forma results presented include amortization charges for acquired intangible assets, interest expense and stock-based compensation expense.

Pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisitions had taken place as of the beginning of 2018.

Year Ended December 31, 2018
Revenues	$7,755,567
Net loss	(549,235)
Net loss per share:
Basic	(0.07)
Diluted	(0.07)

F-21

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

14.	STOCK OPTIONS AWARDS AND GRANTS

A summary of the stock option activity and related information for the 2016 Incentive Stock Option Plan from December 31, 2018 to December 31, 2019 is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2018	955,000	0.29	2.40	488,000
Grants	65,000	0.95	2.63	-
Exercised	-	-	-	-
Canceled	(321,500)	0.05	-	-
Outstanding at December 31, 2019	698,500	$0.31	4.15	-
Exercisable at December 31, 2019	368,375	$0.01	2.40	$176,375

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s weighted average grant date stock price of $0.3958 per share, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value.

The Company accounts for the expected life of options based on the contractual life of options for non-employees. For incentive options granted to employees, the Company accounts for the expected life in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The fair value of stock-based payment awards was estimated using the Black-Scholes pricing model.

As of December 31, 2019, there was $32,642 of unrecognized compensation expense. As of December 31, 2018, there was $56,745 of unrecognized compensation expense.

15.	SEGMENT INFORMATION

The Company’s business is organized into two reportable segments: renewable systems integration revenue and non-renewable systems integration revenue. The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements. The following represents selected information for the Company’s reportable segments for the years ended December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Assets by Segment
Renewable systems integration	$1,642,592	$1,540,423
Non-renewable systems integration	1,825,839	1,984,084
	$3,468,431	3,524,507

F-22

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

	For the Years Ended
	December 31, 2019	December 31, 2018
Revenue by segment
Renewable systems integration	$203,394	$40,548
Non-renewable system integration	6,613,930	7,505,889
	$6,817,324	$7,546,437

Cost of sales by segment
Renewable systems integration	$144,695	$40,376
Non-renewable system integration	4,710,183	5,492,607
	$4,854,878	$5,532,983

Operating expenses
Renewable Systems integration	$447,783	$565,700
Non-renewable system Integration	1,968,002	1,881,160
	$2,415,785	$2,446,860
Operating (loss) income by segment
Renewable Systems integration	$(389,084)	$(565,528)
Non-renewable system Integration	(64,255)	132,122
	$(453,339)	$(433,406)

Please refer to footnote 3 for related party transactions.

16.	401(k) PLANS

Substantially all of the Company’s employees may elect to defer a portion of their annual compensation in the Company-sponsored 401(k) tax-deferred savings plans. The Company makes matching contributions in these plans. The amount charged to expense for these plans was $56,310 for the year ended December 31, 2019 and $12,324 for the year ended December 31, 2018.

17.	EQUITY PURCHASE AGREEMENT

Triton Funds

On March 12, 2019, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor has agreed to purchase from the Company up to $450,000 in shares (the “Shares”) of the Company’s common stock, subject to certain limitations and conditions set forth in the Equity Purchase Agreement. Additionally, on March 12, 2019, the Company agreed to donate 35,000 shares of common stock to the manager of the Investor. The Company recorded value of these shares at the market price and is included in general and administrative expenses.

On June 24, 2019, the Company provided written notice to the Investor that the Company elected to terminate the Equity Agreement, effective immediately. No Shares were sold pursuant to the Equity Purchase Agreement. On August 30, 2019, the 35,000 donation shares were returned to the Company and canceled.

GHS Investments

On July 9, 2019, the Company entered into an equity financing agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS has agreed to purchase from the Company up to $3,000,000 in shares (the “Shares”) of the Company’s common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. Additionally, the Company issued 30,000 shares to GHS as a commitment fee including in the balance sheet under deferred offering cost along with $90,000 in legal fees.

Under the Purchase Agreement, the Company has the right, from time to time at its sole discretion and subject to certain conditions, to direct GHS to purchase shares of common stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of shares of common stock pursuant to the Purchase Agreement will be 80% of the lowest trading price of the common stock during the 10 trading days prior to the Put (the “Pricing Period”). Such sales of common stock by the Company, if any, may occur from time to time, at the Company’s option, over the 24-month period commencing on July 31, 2019.

F-23

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The number of Shares that the Company may direct GHS to purchase per Put is limited by the average daily trading volume of the common stock prior to the Put, as follows:

i.	If between zero (0) to fifteen thousand (15,000) Shares are traded on average per day during the Pricing Period, the relevant Put shall be capped to fifteen thousand (15,000) Shares;
ii.	If between fifteen thousand and one (15,001) Shares to thirty thousand (30,000) Shares are traded on average per day, the relevant Put shall be capped to thirty thousand (30,000) Shares;
iii.	If between thirty thousand and one (30,001) Shares to sixty thousand (60,000) Shares are traded on average per day, the relevant Put shall be capped to sixty thousand (60,000) Shares;
iv.	If between sixty thousand and one (60,001) Shares to one hundred and fifty thousand (150,000) Shares are traded on average per day, the relevant Put shall be capped to one hundred and fifty thousand (150,000) Shares; and
v.	If the average daily traded volume for the Pricing Period is equal to or greater than one hundred fifty thousand and one (150,001) Shares, then the relevant Put shall be limited to an amount which equals two times (2x) the average daily volume for the Shares during the Pricing Period.

In all instances, the Company may not sell shares of its common stock to GHS under the Purchase Agreement if it would result in GHS beneficially owning more than 4.99% of the Company’s common stock. In addition, no Put can be made in an amount that exceeds $400,000. The Company has sold an aggregate of 109,500 shares for proceeds of $40,122 during the year ended December 31, 2019.

18.	INCOME TAX

The components of income tax expense (benefit) are as follows:

	Year Ended December 31,
Current	2019	2018
U.S. Federal	$-	$-
U.S. State and local	8,000	13,000
Australia	1,000	9,000
Total current	9,000	22,000

	Year Ended December 31,
Deferred	2019	2018
U.S. Federal	$-	$-
U.S. State and local	-	-
Australia	4,000	(6,000)
Total deferred	4,000	(6,000)

Total income tax expense	13,000	16,000

At December 31, 2019 and 2018, the Company had deferred tax assets of $582,000 and $430,000, respectively, against which a valuation allowance of $536,000 and $380,000, respectively, had been recorded. The change in the valuation allowance for the year ended December 31, 2019 was an increase of $156,000. The increase in the valuation allowance for the year ended December 31, 2019 was mainly attributable to increases in U.S. net operating losses and share-based compensation, which resulted in an increase in the Company’s deferred tax assets. The Company periodically assesses the likelihood that it will be able to recover the deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income.

F-24

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Significant components of our deferred tax assets at December 31, 2019 and 2018 were as follows:

	December 31,
Deferred tax assets:	2019	2018
Net operating loss carryforwards – U.S.	371,000	224,000
Charitable contribution carryforward	6,000	3,000
Share-based compensation	159,000	153,000
Accrued liabilities	46,000	50,000
Gross deferred tax assets	582,000	430,000
Valuation allowance	(536,000)	(380,000)
Net deferred tax assets	46,000	50,000

A reconciliation of the federal statutory tax rate and the effective tax rates for the years ended December 31, 2019 and 2018 is as follows:

	For the Year Ended
	December 31,
	2019	2018
U.S. federal statutory tax rate	21.0%	21.0%
State income taxes, net of federal benefit	(7.1)	(7.1)
Other	(11.1)	(9.1)
Change in valuation allowance	(4.6)	(7.4)
Effective tax rate	(1.8)%	(3.0)%

The Company had approximately $1,236,000 and $749,000 of gross net operating loss (“NOL”) carryforwards (U.S. federal and state) as of December 31, 2019 and 2018, respectively, which begin to expire after 2036 through 2039. Sections 382 and 383 of the Internal Revenue Code, and similar state regulations, contain provisions that may limit the NOL carryforwards available to be used to offset income in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders. In the event of a cumulative change in ownership in excess of 50% over a three-year period, the amount of the NOL carryforwards that the Company may utilize in any one year may be limited.

19.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02 and issued subsequent amendments to the initial guidance thereafter. This ASU requires an entity to recognize a right of use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification of the underlying lease as either finance or operating. Similar modifications have been made to lessor accounting in-line with revenue recognition guidance. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard was effective for the Company on January 1, 2019. Entities are required to adopt ASU 2016-02 using a modified retrospective transition method. Full retrospective transition is prohibited. The guidance permits an entity to apply the standard’s transition provisions at either the beginning of the earliest comparative period presented in the financial statements or the beginning of the period of adoption (i.e., on the effective date). The Company adopted the new standard on its effective date.

The new standard provides several optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of hindsight or the practical expedient pertaining to land easements; the latter not being applicable to it. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize right of use assets or lease liabilities, and this includes not recognizing right of use assets or lease liabilities for existing short-term leases of those assets in transition. The Company also elected the practical expedient not to separate lease and non-lease components for all of its leases in existence at December 31, 2019, which means all consideration that is fixed, or in-substance fixed, relating to the non-lease components will be captured as part of the Company’s lease components for balance sheet purposes. For the year ended December 31, 2019, the Company recognized additional lease liabilities of $383,547 with corresponding right of use assets of the same amount based on the present value of the remaining minimum rental payments for existing leases on its Consolidated Balance Sheets. See Note 8, “Leases,” above, for additional lease disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and issued subsequent amendments to the initial guidance, collectively, Topic 326. ASU 2016-13 requires entities to measure all expected credit losses for most financial assets held at the reporting date based on an expected loss model which includes historical experience, current conditions, and reasonable and supportable forecasts. Entities will now use forward-looking information to better form their credit loss estimates. The ASU also requires enhanced disclosures to help financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. ASU 2016-13 will be effective for the Company on January 1, 2020. Based on financial instruments currently held by the Company, the adoption of ASU 2016-13 will primarily impact its trade receivables, specifically its allowance for doubtful accounts. Due to the historical, current and expected credit quality of its customers, the Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial results, due to the minimal amount of historical write-offs of accounts receivable. The Company currently expects its valuation of credit losses on a forward looking basis to be materially consistent. The Company also expects the adoption of ASU 2016-13 to increase the disclosures associated with its allowance for doubtful accounts on its trade receivables.

F-25

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 as part of the goodwill impairment test. The amount of the impairment charge to be recognized would now be the amount by which the carrying value exceeds the reporting unit’s fair value. The loss to be recognized cannot exceed the amount of goodwill allocated to that reporting unit. The amendments in ASU 2017-04 are effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company has elected to early adopt ASU 2017-04 as of January 1, 2018. The Company has applied the guidance related to ASU 2017-04 during its annual impairment test in the fourth quarter of 2018 and 2019. An entity should apply the amendments in this update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. That disclosure should be provided in the first annual period and in the interim period within the entity initially adopts the amendments in this update. The Company elected to early adopt this standard in performing their 2019 impairment test.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies the accounting for nonemployee share-based payment transactions. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The new standard will become effective for the Company beginning January 1, 2019, with early adoption permitted. The Company adopted the standard effective January, 2019 and it did not have a material impact on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). ASU 2018-15 amends ASC 350-40 and aligns the accounting for costs incurred to implement a cloud computing arrangement that is a service contract with the guidance on capitalizing costs associated with developing or obtaining internal-use software. The guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company will adopt ASU 2018-15 effective January 1, 2020. The Company does not believe that the adoption of ASU 2018-15 will have a material impact on its consolidated financial statements.

In August 2018, the FASB issue ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The new standard will become effective for the Company January 1, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes. ASU 2109-12 eliminates certain exceptions to the guidance in Topic 740 related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes, enacted change in tax laws or rates and clarifies the accounting transactions that result in a step-up in the tax basis of goodwill. The guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. The Company is currently in the process of evaluating the effect that ASU 2019-12 will have on its consolidated financial results.

20.	LOSS PER SHARE

The following table sets forth the information needed to compute basic and diluted loss per share:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Net loss	$(724,393)	$(554,010)
Weighted average common shares outstanding	7,644,553	7,586,024
Basic net loss per share	$(0.09)	$(0.07)
Diluted net loss per share	$(0.09)	$(0.07)

For the year ended December 31, 2019 certain potential shares of common stock have been excluded from the calculation of diluted income per share because of a net loss, and therefore, the effect on diluted income per share would have been anti-dilutive.

21.	GOING CONCERN

At each reporting period, the Company evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company’s evaluation entails analyzing prospective operating budgets and forecasts for expectations of the Company’s cash needs and comparing those needs to the current cash and cash equivalent balances. The Company is required to make certain additional disclosures if it concludes substantial doubt exists and it is not alleviated by the Company’s plans or when its plans alleviate substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that we will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

As reflected in the year-end financial statements, the Company has a net loss of $724,393, net cash used in operations of $412,196, and working capital deficit of $249,147 for the year ended December 31, 2019. In August 2020 the line of credit balance is due, in October 2020 the Company has a convertible note due, and in January 2021 the Company has a convertible note payable – related party due. In addition, the Company is a start- up in the renewable energy space and has generated limited revenues to date. Consolidated cash on hand as of March 24, 2020 was $144,638.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. As of the date of this filing, our offices remain open in both the U.S. and Australia as our operations service governmental offices and hospitals. We have adjusted certain aspects of our operations to protect our employees and customers while still meeting customers’ needs for our vital services. We will continue to monitor the situation closely and it is possible that we will implement further measures. In light of the uncertainty as to the severity and duration of the pandemic, the impact on our revenues, profitability and financial position is uncertain at this time.

Management has evaluated the significance of these conditions and under these circumstances expects that its current cash resources, operating cash flows and ability to get financing would be sufficient to sustain operations for a period greater than one year from the annual report issuance date. The Company still has access to, and the ability for, financing via issuing convertible notes as the Company has done subsequently in January 2020. The Company has also extended some previous notes terms maturities with related parties and may continue to do so. Our line of credit creditor and convertible note due in 2020 have both expressed a willingness to refinance and/or extend the terms. Due to COVID-19 there has been various tax breaks and loan possibilities that the Company will take advantage of. In addition the operating budgets of each subsidiary project to produce enough cash flow to continue to cover expenses and between January 1, 2020 and March 24, 2020, the Company has sold an aggregate of 78,750 shares of Common Stock to GHS under the Purchase Agreement for working capital and for the aggregate net proceeds of $19,827, therefore, the identified conditions noted above have been alleviated.

F-26

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

22.	SUBSEQUENT EVENTS

On January 3, 2020, the Company entered into an amendment agreement (the “Amendment”) with two of its directors (the “Holders”), to convertible notes issued by the Company to the Holders in January 2018 (the “2018 Notes”). Pursuant to the Amendment, which was effective as of January 2, 2020, the maturity date of the 2018 Notes was amended from January 2, 2020 to February 8, 2021 and the Holders waived any defaults that might have occurred prior to the date of the Amendment.

On January 15, 2020, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund LLC (the “Investor”), an unrelated third party, pursuant to which, the Company sold a $85,250 principal amount convertible note (the “Note”) to the Investor for gross proceeds of $77,500, with an original discount issuance of $7,750 (the “Offering”). The transaction closed on January 16, 2020 upon receipt of the funds from the Investor.

The Note will mature on January 15, 2021 and will bear interest at the rate of 8% per annum, which interest will be payable on the maturity date or any redemption date and may be paid, in certain conditions, through the issuance of common shares, at the discretion of the Company. The Company shall make a monthly principal payment to the Investor of $4,500 on the 15th day of each month, starting February 15, 2020. The Company also has the right, at any time, to repay all or a part of the Note, on at least one prior business days’ notice, in an amount equal to 115% of the principal being repaid, plus any accrued but unpaid interest on the principal amount being repaid.

The Note will be convertible into the Company’s common shares, par value $0.0001 per share (“Common Stock”) at a conversion price of $0.50 per share (the “Fixed Conversion Price”) at the discretion of the holder. At no time will the Investor be entitled to convert any portion of Convertible Note to the extent that after such conversion, the Investor (together with its affiliates) would beneficially own more than 4.99% of our outstanding Common Stock as of such date. The Note contains standard anti-dilution protection.

The Note includes customary event of default provisions and provides for a default interest rate of 15%. Upon the occurrence of an event of default, the Investor may require the Company to redeem all or any portion of the Note (including all accrued and unpaid interest), in cash, at a price equal to the product of (A) the amount to be redeemed multiplied by (B) 125%. In addition, upon an event of default, the conversion price would be the lower of (i) the Fixed Conversion Price or (ii) 75% of the lowest closing price of the Common Stock during the 10 trading days prior to the conversion date.

Between January 1, 2020 and March 24, 2020, the Company has sold an aggregate of 78,750 shares of Common Stock to GHS under the Purchase Agreement for working capital and for the aggregate net proceeds of $19,827.

On February 27, 2020, the Company extended the lease in Kunda Park, Queensland Australia, which started in May 2018 and now expires in April 2027.

On March 10, 2020, the Company signed an amendment to the Thermo Credit lending facility which confirms the line was increased to $400,000.

F-27

PROSPECTUS

Up to 700,000 shares of

Common Stock, par value $0.001 per share

__________________ , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES. (NEED TO UPDATE)

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On January 31, 2017, we issued an aggregate of 3,800,000 shares of our common stock to two accredited investors in exchange for all of the issued and outstanding shares of The Pride Group (QLD) Pty Ltd.

In January 2017, we issued 10,000 shares of our common stock to our legal counsel for services rendered.

In April 2017, we issued 100,000 shares of our common stock upon the exercise of stock options.

On February 1, 2018, we issued 444,445 shares of our common stock to one accredited investor in exchange for all of the issued and outstanding shares of PVBJ, Inc.

In April 2018, we issued 100,000 shares of our common stock upon the exercise of stock options.

II-1

On March 12, 2019, we donated 35,000 shares of common stock to the manager of Triton Funds, LLC, in connection with a purchase agreement.

On July 9, 2019, we issued 30,000 shares of common stock to GHS Investments LLC for entering into an equity financing agreement.

Unless otherwise noted, all of the transactions described in Item 15 were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such sales did not involve a public offering, under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701, or under Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean H/Cell Energy Corporation, a Nevada corporation.

3.01	Articles of Incorporation of the Company, filed with the Nevada Secretary of State on August 17, 2015, filed as an exhibit to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2016 and incorporated herein by reference.

3.02	Certificate of Correction to the Articles of Incorporation of the Company, filed with the Nevada Secretary of State on August 18, 2015, filed with the Nevada Secretary of State on August 18, 2015, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on June 29, 2016 and incorporated herein by reference.

3.03	Bylaws of the Company, filed with the Nevada Secretary of State on August 18, 2015, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on June 29, 2016 and incorporated herein by reference.

4.01	Specimen Stock Certificate evidencing the shares of common stock, filed as an exhibit to the Registration Statement on Form S-1/A, filed with the Commission on September 7, 2016 and incorporated herein by reference.

5.01	Opinion of Sichenzia Ross Ference LLP, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on July 19, 2019 and incorporated herein by reference.

10.01	Form of Indemnification Agreement, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on June 29, 2016 and incorporated herein by reference.

10.02	2016 Incentive Stock Option Plan, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on June 29, 2016 and incorporated herein by reference.

10.03	Employment Agreement, dated September 1, 2017, by and between H/Cell Energy Corporation and Andrew Hidalgo, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on September 7, 2017 and incorporated herein by reference.

10.04	Employment Agreement, dated September 1, 2017, by and between H/Cell Energy Corporation and Matthew Hidalgo, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on September 7, 2017 and incorporated herein by reference.

10.05	Form of Securities Purchase Agreement, dated January 2, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on January 4, 2018 and incorporated herein by reference.

10.06	Form of 12% Convertible Debenture, dated January 2, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on January 4, 2018 and incorporated herein by reference.

10.07	Form of Stock Purchase Agreement, by and among H/Cell Energy Corporation, PVBJ Inc. and Benis Holdings LLC, dated February 1, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 5, 2018 and incorporated herein by reference.

II-2

10.08	Form of Employment Agreement, by and between H/Cell Energy Corporation and Paul V. Benis, Jr., dated February 1, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 5, 2018 and incorporated herein by reference.

10.09	Form of Credit Agreement, dated August 21, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on August 24, 2018 and incorporated herein by reference.

10.10	Form of promissory note, dated August 21, 2018, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on August 24, 2018 and incorporated herein by reference.

10.11	Form of Securities Purchase Agreement, dated February 8, 2019, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 11, 2019 and incorporated herein by reference.

10.12	Form of 10% Convertible Debenture, dated February 8, 2019, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 11, 2019 and incorporated herein by reference.

10.13	Form of amendment, dated February 8, 2019, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 11, 2019 and incorporated herein by reference.

10.14	Equity Purchase Agreement, by and between H/Cell Energy Corporation and Triton Funds, LLC, dated March 12, 2019, filed with the Commission on Form S-1 on July 19, 2019 and incorporated herein by reference.

10.15	Registration Rights Agreement, by and between H/Cell Energy Corporation and Triton Funds, LLC, dated March 12, 2019, filed with the Commission on Form S-1 on July 19, 2019 and incorporated herein by reference.

10.16	Equity Financing Agreement, by and between H/Cell Energy Corporation and GHS Investments LLC, dated July 9, 2019, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on July 15, 2019 and incorporated herein by reference.

10.17	Registration Rights Agreement, by and between H/Cell Energy Corporation and GHS Investments LLC, dated July 9, 2019, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on July 15, 2019 and incorporated herein by reference.

14.01	Code of Business Conduct and Ethics for Employees, Executive Officers and Directors, filed as an exhibit to the Annual Report on Form 10-K, filed with the Commission on March 24, 2017 and incorporated herein by reference.

21.01	List of Subsidiaries, filed as an exhibit to the Annual Report on Form 10-K, filed with the Commission on April 2, 2018 and incorporated herein by reference.

23.01	Consent of Rosenberg Rich Baker Berman, P.A. filed herewith

23.02	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.01).

24.01	Power of Attorney (included on signature page to the S-1 registration statement and filed herein.

II-3

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

II-4

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 7, 2020.

H/CELL ENERGY CORPORATION

Date: April 7, 2020	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer (Principal Executive Officer)

Date: April 7, 2020	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of H/Cell Energy Corporation, a Nevada corporation, do hereby constitute and appoint Andrew Hidalgo and Matthew Hidalgo and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ ANDREW HIDALGO	Chief Executive Officer (Principal Executive Officer)	April 7, 2020
Andrew Hidalgo	and Director

/s/ MATTHEW HIDALGO	Chief Financial Officer (Principal Financial Officer	April 7, 2020
Matthew Hidalgo	and Principal Accounting Officer)

/s/ CHARLES F. BENTON	Director	April 7, 2020
Charles F. Benton

/s/ MICHAEL A. DOYLE	Director	April 7, 2020
Michael A. Doyle

II-6